Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2024

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

30 PEOPLE | PASSION | PURPOSE

LOCATION
INNOVATION
TALENT
CAPITAL

“Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*”

JIM COLLINS
Renowned Author & Business Strategist

ONE ALEXANDRIA SQUARE MEGACAMPUS™ | SAN DIEGO

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025

Table of Contents
December 31, 2024

COMPANY HIGHLIGHTS	Page		Page
Mission and Cluster Model .....................................................................	iii	Industry and Corporate Responsibility Leadership .........................	xxv

EARNINGS PRESS RELEASE	Page		Page
Fourth Quarter and Year Ended December 31, 2024 Financial and Operating Results ................................................................................	1	Earnings Call Information and About the Company .......................	8
Guidance ...................................................................................................	4	Consolidated Statements of Operations ..........................................	9
Acquisitions ...............................................................................................	5	Consolidated Balance Sheets ............................................................	10
Dispositions ...............................................................................................	6	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile .......................................................................................	14	External Growth / Investments in Real Estate
Investor Information .................................................................................	15	Investments in Real Estate ................................................................	33
Financial and Asset Base Highlights .....................................................	16	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base .................................................	18	Recent deliveries ............................................................................	35
Occupancy ................................................................................................	20	Current Projects ..............................................................................	37
Internal Growth		Summary of Pipeline ......................................................................	41
Key Operating Metrics .............................................................................	21	Construction Spending and Capitalization of Interest ....................	46
Same Property Performance ..................................................................	22	Joint Venture Financial Information ...................................................	48
Leasing Activity .........................................................................................	23	Balance Sheet Management
Contractual Lease Expirations ...............................................................	24	Investments ..........................................................................................	50
Top 20 Tenants .........................................................................................	25	Key Credit Metrics ...............................................................................	51
Summary of Properties and Occupancy ..............................................	26	Summary of Debt .................................................................................	52
Property Listing ........................................................................................	27	Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	56

CONFERENCE CALL INFORMATION:
Tuesday, January 28, 2025 3:00 p.m. Eastern Time
12:00 p.m. Pacific Time
(833) 366-1125 or (412) 902-6738
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

DANIEL J. RYAN Co-President & Regional Market Director – San Diego

HUNTER L. KASS Co-President & Regional Market Director – Greater Boston

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

SARA M. KABAKOFF Senior Vice President – Chief Content Officer

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iii

THAT'S WHAT'S IN
OUR DNA®

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to some of the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	iv

ALEXANDRIA'S ESSENTIAL LABSPACE® INFRASTRUCTURE

As the most trusted brand in life science real estate, Alexandria's tenants require our essential infrastructure and unmatched operations to house and help safeguard billions of dollars of their mission-critical equipment and scientific research. The transformative work of our life science tenants is critical to addressing massive unmet medical need and reducing healthcare costs.

OVER 90%
of the ~10,000 Diseases Known to Humankind
HAVE NO APPROVED TREATMENTS[(1)]

(1)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	v

> “Widen the moat,
> build enduring
> competitive advantage,
> delight your customers,
> and relentlessly
> fight costs.
>
> WARREN BUFFETT

IRREPLACEABLE
LABSPACE® REAL ESTATE
PLATFORM THAT LEADS THE
ASSET CLASS WE PIONEERED

THE ALEXANDRIA MEGACAMPUS™ PLATFORM

77%	71%
OF OUR ANNUAL RENTAL REVENUE	OF OUR OPERATING RSF

CLUSTERED IN THE BEST LOCATIONS

LARGEST, HIGHEST-QUALITY LABORATORY PLATFORM

SECTOR-LEADING CLIENT BASE OF ~800 TENANTS

HIGH-QUALITY CASH FLOWS

FORTRESS BALANCE SHEET

HIGHLY EXPERIENCED MANAGEMENT TEAM

PROVEN UNDERWRITING
ALEXANDRIA’S
COMPETITIVE ADVANTAGES
As of December 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vi
ALEXANDRIA’S MEGACAMPUS™ PLATFORM DRIVES
SUPERIOR OPERATING RESULTS

ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES AND AGTECH MEGACAMPUS™ | RESEARCH TRIANGLE

77%	71%	68%
of Alexandria’s Annual Rental Revenue	of Alexandria’s Operating RSF	of Total Development and Redevelopment Pipeline RSF

MEGACAMPUS PLATFORM	MEGACAMPUS OCCUPANCY OUTPERFORMANCE
Average Occupancy(1) Since 2020

96%	92%	4%

Alexandria’s Megacampus Properties	Alexandria’s Non-Megacampus Properties	Occupancy Outperformance
As of December 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the average occupancy percentage of operating properties as of each December 31 from 2020 through 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	vii
ALEXANDRIA’S DEMONSTRATED STRONG FUNDS FROM OPERATIONS
PER-SHARE GROWTH
FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY YEAR

5-YEAR GROWTH: 36%
3-YEAR GROWTH: 22%
1-YEAR GROWTH: 6%
$6.96
$7.30
$7.76
$8.42
$8.97
$9.47
2019
2020
2021
2022
2023
2024

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	viii
ALEXANDRIA’S STRONG FIVE-YEAR GROWTH IN FUNDS FROM OPERATIONS
PER SHARE COMPARED TO FTSE NAREIT EQUITY HEALTH CARE REITS

36%
15%
9%
9%
7%
3%
2%
MPW
AHR
SBRA
NHI
VTR
SILA
LTC
OHI
HR
DOC
WELL
GMRE
UHT
CTRE
CHCT
ARE
(3)%
(8)%
(11)%
(14)%
(18)%
(19)%
(26)%
(29)%
(38)%

FIVE-YEAR GROWTH IN
FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED
(2019-2024)
Source: S&P Global Market Intelligence data for peers within the FTSE NAREIT Equity Health Care REITs, available as of January 23, 2025. ARE results represent the five-year period for the years ended December 31, 2019 thought 2024.
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	ix
ALEXANDRIA’S OUTSTANDING LONG-TERM VALUE
HEALTHCARE
REALTY TRUST

WELLTOWER	2,801%

FTSE NAREIT EQUITY HEALTH CARE INDEX	1,241%

NATIONAL HEALTH INVESTORS	1,149%

LTC PROPERTIES	1,086%

UNIVERSAL HEALTH REALTY INCOME TRUST	1,068%

VENTAS	1,031%

MSCI US REIT INDEX	870%

OMEGA HEALTHCARE INVESTORS	706%

HEALTHPEAK PROPERTIES	632%
Total Shareholder Return From ARE’s IPO on May 27, 1997(1) to December 31, 2024
Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
The REITs presented individually in the chart above are only those constituents of the FTSE NAREIT Equity Health Care Index as of December 31, 2024 for which total shareholder return information since May 27, 1997 is available.
(1)Alexandria’s initial public offering was priced at $20.00 per share on May 27, 1997.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	x

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

ALEXANDRIA’S
INTERNAL
GROWTH

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xi
ALEXANDRIA’S CONTINUED SOLID LEASING VOLUME IN 2024
UP 19% OVER 2014–2020 AVERAGE

(in millions)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Exceptional/
Record-Level
Leasing
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

4.3M RSF
Annual Average
(2014–2020)
RSF OF LEASES EXECUTED
5.1M
RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xii
ALEXANDRIA’S 4Q24 LEASING VOLUME REPRESENTS FOURTH CONSECUTIVE QUARTER
ABOVE 1 MILLION RSF AND IS UP 19% OVER PRECEDING FIVE-QUARTER AVERAGE

(in millions)
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24

1.3M RSF
1.1M RSF
Quarterly Average
(3Q23–3Q24)
RSF OF LEASES EXECUTED

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xiii
ALEXANDRIA’S OPERATIONAL EXCELLENCE DRIVES STEADY
AND CONSISTENTLY HIGH OCCUPANCY
OCCUPANCY PERCENTAGE(1)
(1)Represents occupancy percentage of operating properties in North America as of each year-end.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xiv
ALEXANDRIA’S SECTOR-LEADING CLIENT BASE OF APPROXIMATELY
800 TENANTS DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS
Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public
Biotechnology –
Preclinical or
Clinical Stage
Private
Biotechnology
Other Investment-Grade
or Large Cap Tech
Other(1)
Biomedical and
Government
Institutions
92%
of Top 20 Tenant Annual Rental
Revenue as of 4Q24 Is From
Investment-Grade or Publicly
Traded Large Cap Tenants
84%
of Leasing Activity During the
Last Twelve Months Was
Generated From Alexandria’s
Existing Client Base
PERCENTAGE OF ARE’S ANNUAL RENTAL REVENUE
Annual rental revenue represents amounts in effect as of December 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by technology, professional services, finance, telecommunications, and construction/real estate companies, as well as retail-related tenants, which generate less than
1.0% of our annual rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xv
ALEXANDRIA’S SUSTAINED OPERATIONAL EXCELLENCE AND
STRENGTH IN TENANT COLLECTIONS
99.8%
Average Tenant
Collections
1Q21–4Q24
Tenant Receivables
Represent
0.8%
of 4Q24
Rental Revenues

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24

TENANT RENTS AND RECEIVABLES COLLECTED(1)
(1)Represents tenant rents and receivables collected for each quarter-end as of each respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xvi
ALEXANDRIA’S FORTRESS
BALANCE SHEET AND
STRONG EXECUTION OF
CAPITAL RECYCLING
STRATEGY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xvii
2024
ALEXANDRIA’S
IMPRESSIVE KEY
BALANCE SHEET
ACCOMPLISHMENTS

CAPITAL RECYCLING through $1.4B of dispositions	LOW LEVERAGE at 5.2x(1)

One of the LOWEST DEBT MATURITIES for 2025–2027 among all S&P REITs(3)
$1.0B BOND ISSUANCE at 5.48% with a 23-year term(2)

$0.7B of JV COMMITMENTS to fund future construction(4)
EXTENDED $5.0B line of credit

As of December 31, 2024.
(1)Net Debt and Preferred Stock to Adjusted EBITDA Quarter annualized. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(2)Debt rate and term are based on weighted averages.
(3)Sources: J.P. Morgan, “REIT Detailed Debt Maturities as of September 30, 2024” or company filings as of September 30 2024, except for ARE, which is as of December 31, 2024.
(4)Represents projected capital contributions from existing consolidated real estate joint venture partners to fund their share of construction from 1Q25 through 2028.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xviii

S&P Global Ratings

MOODY'S RATINGS

835
825

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS MEGACAMPUS™ | GREATER STANFORD

TOP 10%
CREDIT RATING RANKING
AMONG ALL PUBLICLY
TRADED U.S. REITS(4)
ALEXANDRIA’S STRONG AND FLEXIBLE BALANCE SHEET
WITH SIGNIFICANT LIQUIDITY
Baa1
Stable

PERCENTAGE OF DEBT MATURING IN NEXT 3 YEARS	REMAINING DEBT TERM	INTEREST RATE

14%	12.7	3.86%
BBB+
Stable

SIGNIFICANT LIQUIDITY(1)	4Q24 NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA(2)	PERCENTAGE OF FIXED-RATE DEBT SINCE 2020(3)

5.7B	5.2x	98.4%
YEARS
WEIGHTED AVERAGE
As of December 31, 2024.
(1)Refer to “Key credit metrics” in the Supplemental Information for additional details.
(2)Quarter annualized. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Represents the average percentage fixed-rate debt as of each December 31 from 2020 through 2024.
(4)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Ratings and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xix
ALEXANDRIA’S HISTORICALLY CONSISTENT, STRONG, AND INCREASING
DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM
OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT
For 4Q24, we declared a cash dividend of $1.32 per common share
5.4%
Dividend Yield
5.4%
Average Annual Dividend
Per-Share Growth
$2.2B
Net Cash Provided by
Operating Activities
After Dividends
(1)
(2)
(2)

$4.24
$4.48
$4.72
$4.96
$5.19
2020
2021
2022
2023
2024

ANNUAL COMMON STOCK DIVIDEND PER SHARE
55%
4Q24 Payout Ratio
(1)Dividend yield is calculated as the dividend declared for the three months ended December 31, 2024 of $1.32 per common share annualized divided by the closing price of our common stock on December 31, 2024 of $97.55.
(2)Represents the aggregate sum for the years ended December 31, 2020 through 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xx
ALEXANDRIA’S
STRONG EXECUTION
OF CAPITAL
RECYCLING
STRATEGY
STRATEGIC DISPOSITIONS
AND SALES OF PARTIAL
INTERESTS 2019–2024
$9.6B
TOTAL SALES
$2.9B
NET GAIN
(1)
(3)
73
TOTAL TRANSACTIONS

5.4%
CAPITALIZATION RATE

5.1%
CAPITALIZATION RATE
(Cash Basis)(2)
(2)
(1)Includes amounts related to real estate dispositions and partial interest sales completed from January 1, 2019 through December 31, 2024.
(2)Represents the weighted-average capitalization rate and capitalization rate (cash basis) for dispositions and partial interest sales (excluding land) completed during the years ended December 31, 2019 through 2024.
(3)Represents the net gain and loss for outright sales as well as consideration in excess of book value for partial interest sales.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xxi
ALEXANDRIA: AT THE
VANGUARD AND HEART
OF THE $5.5 TRILLION
SECULARLY GROWING
LIFE SCIENCE INDUSTRY
(1)Source: Evaluate Pharma. Represents aggregate total market capitalization for the life science industry, including global major, regional major, and specialty pharmaceutical companies and excluding specialty pharmaceutical consumer companies, as of November 22, 2024.
(1)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xxii

ALEXANDRIA TENANTS ARE RESPONSIBLE FOR 50% OF NOVEL FDA-APPROVED THERAPIES SINCE 2013

50 FDA (CDER) Approvals in 2024

NOVEL THERAPIES FROM ALEXANDRIA TENANTS IN 2024

Lilly

KISUNLA

Therapy treating adults with early symptomatic Alzheimer's disease

Bristol Myers Squibb™

COBENFY

First therapy approved to treat schizophrenia by targeting cholinergic receptors bridgebio

ATTRUBY

Novel oral therapy to reduce cardiovascular death and hospitalization in ATTR-CM patients

>2x INCREASE SINCE 2005

Acceleration of FDA Approvals Over the Last Two Decades Reflects the Strength of the Life Science Industry

22
32
44
49
2005–2009
2010–2014
2015–2019
2020–2024

5-YEAR AVERAGE OF NOVEL THERAPIES APPROVED BY THE FDA (CDER)

Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research (“CDER”)) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xxiii

INNOVATIVE MEDICINE APPROVALS BY CBER, SUCH AS ENGINEERED CELL THERAPIES AND GENE THERAPIES, HAVE ACCELERATED OVER THE PAST DECADE

The promise of next-generation medicine is being realized

1
2
3
3
2
5
7
9
8
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024(1)

NEW INNOVATIVE MEDICINE APPROVALS BY THE FDA (CBER)

63%

5 out of 8 innovative medicine approvals by the FDA (CBER) in 2024[(1)] went to **ALEXANDRIA TENANTS**, reflecting the cutting-edge science occurring within our asset base

NOTABLE TENANT APPROVALS

moderna

The first non-COVID mRNA vaccine, mRESVIA for RSV

MERCK

An important pneumococcal conjugate vaccine, Capvaxive for invasive pneumococcal disease and pneumonia

Adaptimmune TRANSFORMING T CELL THERAPY

The first T-cell receptor cell therapy (TCR-T), Tecelra for synovial sarcoma

Source: U.S. Food and Drug Administration. Innovative medicine approvals by the FDA (Center for Biologics Evaluation and Research (“CBER”)) include novel vaccines and next-generation modalities such as cell therapies, gene therapies,
mRNA products, live biotherapeutics, and oncolytic viruses.
(1)2024 represents the period from January 1, 2024 through December 18, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xxiv

INNOVATION IN MEDICINE IS IMPERATIVE TO SAVING LIVES AND DRIVING DOWN HEALTHCARE COSTS

THERE IS IMMENSE OPPORTUNITY TO SOLVE THE OVER 90% OF DISEASES THAT CURRENTLY HAVE NO TREATMENTS[2]

New medicines delivered to patients and early detection of costly diseases, like Alzheimer’s or cancer, mean fewer visits to the hospital and fewer treatments over the long term

Prescription Medicine’s Share of National Healthcare Expenditures[1]

<15%
$4.5T
U.S. Total Healthcare Spend(3)

Over 50%

of Prescription Drug Costs Go to Middlemen, Including PBMs, Hospitals, and Insurers, Inflating the Costs of Medicines[1]

(1)Source: PhRMA, “Understanding Prescription Medicine Spending,” 2022.
(2)Source: U.S. House Committee on Energy and Commerce, “The 21st Century Cures Discussion Document White Paper,” January 27, 2015.
(3)Source: Centers for Medicare & Medicaid Services, “National Health Expenditures 2022 Highlights,” 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xxv
ALEXANDRIA’S INDUSTRY
AND CORPORATE
RESPONSIBILITY
LEADERSHIP

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	xxvi

ALEXANDRIA'S HIGHLY IMPACTFUL CORPORATE RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of the nation's most pressing challenges

The Honor Foundation headquarters in San Diego, CA

Supporting our military, our veterans, and their families

Building principled leaders through education

Graduates of the Emily K Center in Durham, NC

Accelerating medical innovation to save lives

Former Congressman Patrick Kennedy at the Alexandria Summit® on Mental Health

Prioritizing the mental health crisis

Harnessing agtech to combat hunger and improve nutrition

OneFifteen campus in Dayton, OH

Revolutionizing addiction treatment

Future National Medal of Honor Museum in Arlington, TX

Inspiring future generations with the stories and values of our nation's heroes

Approaching homelessness as a healthcare problem, not a housing issue

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	1
Alexandria Real Estate Equities, Inc. Reports:
4Q24 and 2024 Net (Loss) Income per Share – Diluted of $(0.38) and $1.80, respectively;
4Q24 and 2024 FFO per Share – Diluted, as Adjusted, of $2.39 and $9.47, respectively
PASADENA, Calif. – January 27, 2025 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the fourth quarter and year ended December 31,
2024.

Key highlights

Operating results	4Q24	4Q23	2024	2023
Total revenues:
In millions	$788.9	$757.2	$3,116.4	$2,885.7
Growth	4.2%		8.0%
Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(64.9)	$(91.9)	$309.6	$92.4
Per share	$(0.38)	$(0.54)	$1.80	$0.54
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$411.8	$389.8	$1,629.1	$1,532.3
Per share	$2.39	$2.28	$9.47	$8.97
A sector-leading REIT with a high-quality, diverse tenant base and strong margins

(As of December 31, 2024, unless stated otherwise)
Occupancy of operating properties in North America	94.6%
Percentage of annual rental revenue in effect from Megacampus™ platform	77%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	52%
Operating margin	70%
Adjusted EBITDA margin	72%
Percentage of leases containing annual rent escalations	97%
Weighted-average remaining lease term:
Top 20 tenants	9.3	years
All tenants	7.5	years
Sustained strength in tenant collections:
January 2025 tenant rents and receivables collected as of January 27, 2025	99.5%
4Q24 tenant rents and receivables collected as of January 27, 2025	99.9%
Strong and flexible balance sheet with significant liquidity; top 10% credit rating ranking among all publicly traded U.S. REITs
•Net debt and preferred stock to Adjusted EBITDA of 5.2x and fixed-charge coverage ratio of
4.3x for 4Q24 annualized.
•Significant liquidity of $5.7 billion.
•32% of our total debt matures in 2049 and beyond.
•12.7 years weighted-average remaining term of debt.
•Since 2020, an average of 98.4% of our year-end debt balances have been fixed rate.
•Total debt and preferred stock to gross assets of 28%.
•$684.1 million of capital contribution commitments from existing real estate joint venture partners to fund construction from 1Q25 through 2028.
Continued solid leasing volume and rental rate increases
•Continued solid leasing volume:
•1.3 million RSF for 4Q24, up 19% compared to our previous five-quarter average.
•Fourth consecutive quarter with leasing volume exceeding 1 million RSF.
•5.1 million RSF for 2024, up 19% compared to our 2014–2020 average of 4.3 million RSF.
•Rental rate increases on lease renewals and re-leasing of space were 18.1% and 3.3% (cash basis) for 4Q24 and 16.9% and 7.2% (cash basis) for 2024.
•84% of our leasing activity during the last twelve months was generated from our existing tenant base.
•Tenant improvements and leasing commissions on renewed and re-leased space executed during the year ended December 31, 2024 represented only 8.4% of total lease term rents, the second lowest percentage of total lease term rents in the past five years.

	4Q24		2024
Total leasing activity – RSF	1,310,999		5,053,954
Leasing of development and redevelopment space – RSF	12,999	(1)	493,341
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,024,862		3,888,139
Rental rate increase	18.1%		16.9%
Rental rate increase (cash basis)	3.3%		7.2%
(1)As of December 31, 2024, our projects expected to stabilize in 2025 were 89% leased/negotiating.
Attractive dividend strategy to share net cash flows from operating activities with stockholders while retaining a significant portion for reinvestment
•Common stock dividend declared for 4Q24 of $1.32 per common share aggregating $5.19 per common share for the year ended December 31, 2024, up 23 cents, or 5%, over the year ended December 31, 2023.
•Dividend yield of 5.4% as of December 31, 2024.
•Dividend payout ratio of 55% for the three months ended December 31, 2024.
•Average annual dividend per-share growth of 5.4% from 2020 through 2024.
•Significant net cash flows from operating activities after dividends retained for reinvestment aggregating $2.2 billion for the years ended December 31, 2020 through 2024.
Strong execution of Alexandria’s 2024 capital strategy
Our 2024 capital plan included $1.4 billion in funding from strategic dispositions that focused on a portfolio of diversified assets, of which $1.1 billion was completed during 4Q24. Refer to
“Dispositions” in the Earnings Press Release for additional details.

(in millions)
YTD 3Q24	$239
4Q24	1,128
Total 2024 dispositions	$1,367
•As of January 27, 2025, our share of pending dispositions subject to negotiations aggregated
$539.5 million. These transactions represent approximately 32% of the $1.7 billion midpoint of our 2025 guidance range for dispositions and sales of partial interests.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	2

Fourth Quarter and Year Ended December 31, 2024 Financial and Operating Results (continued)
December 31, 2024

Alexandria’s development and redevelopment pipeline delivered incremental annual net operating income of $55 million commencing during 4Q24 and is expected to deliver incremental annual net operating income aggregating $395 million by 2Q28
•During 4Q24, we placed into service Megacampus development and redevelopment projects aggregating 602,593 RSF that are 98% occupied across multiple submarkets and delivered incremental annual net operating income of $55 million. Key 4Q24 deliveries included:
•171,102 RSF at 4155 Campus Point Court located on the Campus Point by Alexandria
Megacampus in our University Town Center submarket;
•139,984 RSF at 840 Winter Street located on the Alexandria Center® for Life Science –
Waltham Megacampus in our Route 128 submarket; and
•93,492 RSF at 10935, 10945, and 10955 Alexandria Way located on the One Alexandria
Square Megacampus in our Torrey Pines submarket.
•Annual net operating income (cash basis) is expected to increase by $70 million upon the burn-off of initial free rent, with a weighted-average burn-off period of approximately three months, from recently delivered projects.
•68% of the RSF in our total development and redevelopment pipeline is within our
Megacampus ecosystems.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF	Occupancy Percentage
(dollars in millions)
Placed into service:
YTD 3Q24	$63		945,118	100%
4Q24	55		602,593	98
Placed into service in 2024	$118		1,547,711	98%

Expected to be placed into service:
2025	$83	(1)	4,357,276
1Q26 through 2Q28	312
	$395
(1)Includes (i) 461,101 RSF that is expected to stabilize through 2025 and is 89% leased/negotiating and
(ii) expected partial deliveries through 4Q25 from projects expected to stabilize in 2026 and beyond. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties:
current projects” in the Supplemental Information for additional details.
Continued solid net operating income and internal growth
•Net operating income (cash basis) growth:
•$2.1 billion for 4Q24 annualized, up $177.9 million, or 9.5%, compared to 4Q23 annualized.
•$2.0 billion for 2024, up $176.9 million, or 9.8%, compared to 2023.
•Same property net operating income growth of 0.6% and 6.3% (cash basis) for 4Q24 over
4Q23 and 1.2% and 4.6% (cash basis) for 2024 over 2023.
•97% of our leases contain contractual annual rent escalations approximating 3%.
Continued rigorous focus on management of general and administrative costs
•General and administrative expenses as a percentage of net operating income of 7.6% for
2024, compared to 9.8% for 2023.
•We expect general and administrative cost savings of approximately $32 million in 2025, based on the midpoint of our guidance, compared to 2024, from a variety of cost-control and efficiency initiatives, including:
•Personnel-related matters: reduction in headcount over the last two years and restructuring of compensation plans.
•Streamlining of business processes: systems upgrades, process improvements, and cost reduction in legal, technology, and operational support services.
Strong balance sheet management
Key metrics as of or for the three months ended December 31, 2024
•$29.0 billion in total market capitalization.
•$16.8 billion in total equity capitalization.

	4Q24		Target
	Quarter	Trailing	4Q25
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.2x	5.3x	Less than or equal to 5.2x
Fixed-charge coverage ratio	4.3x	4.5x	4.0x to 4.5x
Key capital events
•On December 9, 2024, we announced that our board of directors authorized a common stock repurchase program under which we may repurchase up to $500.0 million of our common stock through December 31, 2025. Repurchases are expected to be funded on a leverage-
neutral basis.
•In December 2024, we repurchased $50.1 million of common stock.
•From January 1, 2025 through January 27, 2025, we repurchased $150.0 million of additional common stock.
•As of January 27, 2025, cumulative repurchases under the program aggregated
$200.1 million and 2.0 million shares of common stock at an average price per share of
$98.16.
•As of January 27, 2025, the approximate value of shares authorized and remaining under this program was $299.9 million.
•During 4Q24, we settled all outstanding forward equity sales agreements by issuing
230 thousand shares of common stock at an average price per share of $120.93 and received net proceeds of $27.8 million. As of January 27, 2025, the remaining aggregate amount available for future sales of common stock under our ATM program was $1.47 billion.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	3

Fourth Quarter and Year Ended December 31, 2024 Financial and Operating Results (continued)
December 31, 2024

Investments
•As of December 31, 2024:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $83.6 million, comprising gross unrealized gains and losses aggregating $228.1 million and
$144.5 million, respectively.
•Investment loss of $68.0 million for 4Q24 presented in our consolidated statement of operations consisted of $32.1 million of realized gains, $79.8 million of unrealized losses, and
$20.3 million of impairment charges.
•Investment loss of $53.1 million for 2024 presented in our consolidated statement of operations consisted of $117.2 million of realized gains, $112.2 million of unrealized losses, and $58.1 million of impairment charges.
Other key highlights
Executive management change, effective December 31, 2024
Effective on December 31, 2024, Vincent Ciruzzi retired from his position as Chief Development
Officer after nearly 30 years of exemplary service. His responsibilities will be assumed by multiple members within our Real Estate Development Team, which Mr. Ciruzzi formed and led over his tenure with Alexandria.

Key items included in net income attributable to Alexandria’s common stockholders:
	4Q24	4Q23	4Q24	4Q23	2024	2023	2024	2023
(in millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized (losses) gains on non-real estate investments	$(79.8)	$19.5	$(0.46)	$0.11	$(112.2)	$(201.5)	$(0.65)	$(1.18)
Gain on sales of real estate	101.8	62.2	0.59	0.36	129.3	277.0	0.75	1.62
Impairment of non-real estate investments	(20.3)	(23.1)	(0.12)	(0.13)	(58.1)	(74.6)	(0.34)	(0.44)
Impairment of real estate(1)	(186.6)	(271.9)	(1.08)	(1.59)	(223.1)	(461.1)	(1.30)	(2.70)
Acceleration of stock compensation expense due to executive officer resignations	—	(18.4)	—	(0.11)	—	(20.3)	—	(0.12)
Provision for expected credit losses on financial instruments(1)	0.4	—	—	—	0.4	—	—	—
Total	$(184.5)	$(231.7)	$(1.07)	$(1.36)	$(263.7)	$(480.5)	$(1.54)	$(2.82)
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
Subsequent events
•In January 2025, pursuant to an amendment executed in July 2024 to our existing ground lease agreement at the Alexandria Technology Square® Megacampus, we made the second and final installment payment aggregating $135.0 million related to our rent obligation for the extended ground lease term.
Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society
•Alexandria’s longstanding sustainability leadership and performance was reinforced by our achievements in the 2024 GRESB Real Estate Assessment. We received the GRESB Green
Star designation for the eighth consecutive year and an “A” disclosure score for the seventh consecutive year, signifying best-in-class transparency regarding our sustainability practices and reporting.
•325 Binney Street, a 462,100 RSF development on the Alexandria Center® at One Kendall
Square Megacampus in our Cambridge submarket, earned LEED Platinum certification, the highest level of certification under the U.S. Green Building Council’s Core and Shell rating system. Home to Moderna’s global headquarters and R&D center, the ultra-efficient building is targeting LEED Zero Energy certification, reduced fossil fuel use through the implementation of a geothermal system, and 100% renewable electricity, resulting in an estimated 97% reduction of greenhouse gas emissions relative to the MA 2020 Stretch Code baseline.
•8 Davis Drive on the Alexandria Center® for Advanced Technologies and AgTech – Research
Triangle Megacampus won a BOMA Raleigh-Durham TOBY (The Outstanding Building of the
Year) Award in the Life Science category. The TOBY Awards are the commercial real estate industry’s highest recognition honoring excellence in commercial building management and operations.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™
ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San
Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of
December 31, 2024, Alexandria has a total market capitalization of $29.0 billion and an asset base in North America that includes 39.8 million RSF of operating properties and 4.4 million RSF of
Class A/A+ properties undergoing construction. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative
Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	4

Guidance
December 31, 2024
(Dollars in millions, except per share amounts)

The following guidance for 2025 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2025. There can be no assurance that actual results will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 8 of the Earnings Press Release for additional details. Key updates to our
2025 guidance from December 4, 2024 are summarized in the tables below and include changes to the midpoints of our guidance ranges for key sources of capital as follows: (i) a $150 million increase in dispositions and sales of partial interests representing pending transactions that were originally expected to close in 4Q24, and are now anticipated to be completed in 2025 and (ii) a corresponding $150 million decrease in excess 2024 bond capital held as cash at December 31, 2024.

	2025 Guidance Midpoint			2025 Guidance Midpoint
Summary of Key Changes in Guidance	As of 1/27/25	As of 12/4/24	Summary of Key Changes in Sources and Uses of Capital	As of 1/27/25	As of 12/4/24
EPS, FFO per share, and FFO per share, as adjusted	No Change		Excess 2024 bond capital expected to be held as cash at December 31, 2024	$—	$150
			Dispositions and sales of partial interests	$1,700	$1,550

Projected 2025 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share(2)	$2.57 to $2.77
Depreciation and amortization of real estate assets	6.70
Allocation to unvested restricted stock awards	(0.04)
Funds from operations per share and funds from operations per share, as adjusted(1)	$9.23 to $9.43
Midpoint	$9.33

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2025	91.6%	93.2%
Lease renewals and re-leasing of space:
Rental rate changes	9.0%	17.0%
Rental rate changes (cash basis)	0.5%	8.5%
Same property performance:
Net operating income	(3.0)%	(1.0)%
Net operating income (cash basis)	(1.0)%	1.0%
Straight-line rent revenue	$111	$131
General and administrative expenses	$129	$144
Capitalization of interest	$340	$370
Interest expense	$165	$195
Realized gains on non-real estate investments(6)	$100	$130

Key Credit Metric Targets(1)
Net debt and preferred stock to Adjusted EBITDA – 4Q25 annualized	Less than or equal to 5.2x
Fixed-charge coverage ratio – 4Q25 annualized	4.0x to 4.5x

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Reduction in debt	$(40)	$(340)	$(190)
Net cash provided by operating activities after dividends	425	525	475
Dispositions and sales of partial interests(3) (refer to page 6)	1,200	2,200	1,700
Total sources of capital	$1,585	$2,385	$1,985
Uses of capital:
Construction	$1,450	$2,050	$1,750
Acquisitions and other opportunistic uses of capital(4)	—	200	100
Ground lease prepayment(5)	135	135	135
Total uses of capital	$1,585	$2,385	$1,985
Reduction in debt (included above):
Issuance of unsecured senior notes payable	$300	$900	$600
Repayment of secured notes payable	(600)	(600)	(600)
Unsecured senior line of credit, commercial paper, and other	260	(640)	(190)
Net reduction in debt	$(40)	$(340)	$(190)
(1)Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(2)Excludes unrealized gains or losses on non-real estate investments after December 31, 2024 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(3)As of January 27, 2025, our share of pending dispositions subject to negotiations aggregated $539.5 million. These transactions represent approximately 32% of the $1.7 billion midpoint of our 2025 guidance range for dispositions and sales of partial interests.
(4)On December 9, 2024, we announced that our board of directors authorized a common stock repurchase program under which we may repurchase up to $500.0 million of our common stock in the open market or in privately negotiated transactions through December 31, 2025. In January 2025, we repurchased common stock aggregating $150.0 million at an average price per share of $97.26. As of January 27, 2025, the approximate value of shares authorized and remaining under this program was $299.9 million.
(5)Refer to “Subsequent event” in the Earnings Press Release for additional information.
(6)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. Refer to “Investments” in the Supplemental
Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	5

Acquisitions
December 31, 2024
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage		Purchase Price
					Future Development(1)	Operating With Future Development/ Redevelopment(1)

Completed in 2024:
285, 299, 307, and 345 Dorchester Avenue (60% interest in consolidated JV)	Seaport Innovation District/Greater Boston	1/30/24	—	N/A	1,040,000	—	$155,321
428 Westlake Avenue North	Lake Union/Seattle	10/1/24	1	100%	—	90,626	47,600
Other							46,490
Total 2024 acquisitions							$249,411

(1)We expect to provide total estimated costs and related yields for development and significant redevelopment projects in the future, subsequent to the commencement of construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	6

2024 Dispositions
December 31, 2024
(Dollars in thousands)

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Capitalization Rate	Capitalization Rate (Cash Basis)	Sales Price		Seller Financing	Sales Price per RSF	Gain on Sale of Real Estate
Completed in YTD 3Q24							$238,709				$27,506

Completed in 4Q24:
Stabilized Properties
One Moderna Way	Route 128/Greater Boston	12/17/24	100%	722,130	8.5%	6.3%	369,439			$512	—
14225 Newbrook Drive	Northern Virginia/Maryland	10/15/24	100%	248,186	7.6%	7.4%	80,500			$324	37,074
6040 George Watts Hill Drive	Research Triangle/ Research Triangle	12/10/24	100%	149,585	8.0%	7.1%	93,500			$625	5,004
Other							78,610				4,042
							622,049
Properties with vacancy or significant near-term capital requirements
215 First Street	Cambridge/Greater Boston	12/20/24	100%	369,520	(1)	(1)	245,539	(1)		(1)	—
150 Second Street and 11 Hurley Street	Cambridge/Greater Boston			182,993
4755 and 4757 Nexus Center Drive and 4796 Executive Drive(2)	University Town Center/ San Diego	12/30/24	100%	177,804	(2)	(2)	120,000	(2)	$79,166	$675	47,511
Other							47,243				—
							412,782
Land and other
10048 and 10219 Meanley Drive and 10277 Scripps Ranch Boulevard	Sorrento Mesa/San Diego	12/20/24	100%	444,041	(3)	(3)	55,000		25,000		—
9444 Waples Street (50% consolidated JV)	Sorrento Mesa/San Diego	12/23/24	(4)	149,000	(4)	(4)	31,000	(4)			8,175	(4)
Other(5)			(5)				22,913	(5)			(5)
							108,913
							1,143,744	(6)
Total 2024 dispositions							$1,382,453		$104,166		$129,312

Our share of 2024 dispositions, including amounts recognized within equity in earnings							$1,366,953				$127,615	(7)
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents properties that were 87% occupied as of 3Q24, with 61% of the aggregate RSF, primarily located at 215 First Street, scheduled to expire by 4Q25. These properties were not core to our Megacampus strategy due to their size, location, or existing use. They are also expected to require significant re-leasing capital over the next few years, including at 215 First Street, a historical building with infrastructure limitations and challenging floor plates. Acquired in 2007,
215 First Street came with significant entitlements which were later used to develop new adjacent projects at Alexandria Center® at Kendall Square. Since then, this property has served as a reliable asset, providing primarily office space to our tenants. However, given the low occupancy and the significant reinvestment required for upgrades, we plan to recycle the capital generated by the disposition into our development and redevelopment pipeline.
(2)Represents properties that were 65% occupied as of 3Q24, with 26% of the aggregate RSF scheduled to expire by 2Q25.
(3)Represents the sale of land parcels.
(4)Represents 100% of the contractual sales price. We held a 50% interest in this property through a consolidated real estate joint venture, and our share of the sales price and gain on real estate is $15.5 million and $3.2 million, respectively.
(5)Represents the disposition of an unconsolidated real estate joint venture for which we recognized a gain on sale of real estate of $3.3 million, which is classified as equity in earnings of unconsolidated real estate joint ventures in our consolidated statement of operations.
(6)Dispositions completed during 4Q24 had annual net operating income of $97.9 million (based on 3Q24 annualized) with a weighted-average disposition date of December 10, 2024 (weighted by net operating income for 3Q24 annualized).
(7)Refer to footnotes 4 and 5.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	7

2025 Dispositions and Sales of Partial Interests
December 31, 2024
(Dollars in thousands)

Property	Submarket/Market	Date of Expected Sale	Interest Expected to Be Sold	Sales Price
Pending 2025 dispositions and sales of partial interests expected to close subsequent to January 27, 2025:
Subject to non-refundable deposits:
Pending	San Diego	1Q25	100%	$124,000
Pending	Texas	1Q25	100%	33,000
Pending	San Diego	2H25	100%	50,000
Other				20,850
				227,850
Subject to executed letters of intent and/or purchase and sale agreement negotiations:
1450 Owens Street (25.1% consolidated JV)	Mission Bay/San Francisco Bay Area	2H25	(1)	144,705	(1)
Other	Various			276,612
				421,317
				$649,167

Our share of 2025 dispositions				$539,462

2025 guidance range for dispositions and sales of partial interests			$1,200,000 – $2,200,000
(1)Represents 100% of the contractual sales price. In 4Q24, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project. We own a 25% interest in this property through a consolidated real estate joint venture, and our share of the sales price is $36 million. We expect to complete the transaction in 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	8

Earnings Call Information and About the Company
December 31, 2024

We will host a conference call on Tuesday, January 28, 2025, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the fourth quarter and year ended December 31, 2024. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for
Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on
Tuesday, January 28, 2025. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 1012884.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2024 is available in the “For Investors” section of our website at
www.are.com or by following this link: https://www.are.com/fs/2024q4.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, senior vice president – chief content officer.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994,
Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of December 31, 2024, Alexandria has a total market capitalization of $29.0 billion and an asset base in North America that includes 39.8 million RSF of operating properties and 4.4 million RSF of Class A/A+ properties undergoing construction. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our projected 2025 earnings per share, projected 2025 funds from operations per share, projected 2025 funds from operations per share, as adjusted, projected net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,”
“guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our
SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Megacampus™, Labspace®, Alexandria Summit®, At the Vanguard and Heart of the Life Science
Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	9

Consolidated Statements of Operations
December 31, 2024
(Dollars in thousands, except per share amounts)

	Three Months Ended						Year Ended
	12/31/24		9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Revenues:
Income from rentals	$763,249		$775,744	$755,162	$755,551	$742,637	$3,049,706	$2,842,456
Other income	25,696		15,863	11,572	13,557	14,579	66,688	43,243
Total revenues	788,945		791,607	766,734	769,108	757,216	3,116,394	2,885,699

Expenses:
Rental operations	240,432		233,265	217,254	218,314	222,726	909,265	859,180
General and administrative	32,730		43,945	44,629	47,055	59,289	168,359	199,354
Interest	55,659		43,550	45,789	40,840	31,967	185,838	74,204
Depreciation and amortization	330,108		293,998	290,720	287,554	285,246	1,202,380	1,093,473
Impairment of real estate	186,564	(1)	5,741	30,763	—	271,890	223,068	461,114
Total expenses	845,493		620,499	629,155	593,763	871,118	2,688,910	2,687,325

Equity in earnings of unconsolidated real estate joint ventures	6,635	(2)	139	130	155	363	7,059	980
Investment (loss) income	(67,988)		15,242	(43,660)	43,284	8,654	(53,122)	(195,397)
Gain on sales of real estate	101,806		27,114	—	392	62,227	129,312	277,037
Net (loss) income	(16,095)		213,603	94,049	219,176	(42,658)	510,733	280,994
Net income attributable to noncontrolling interests	(46,150)		(45,656)	(47,347)	(48,631)	(45,771)	(187,784)	(177,355)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(62,245)		167,947	46,702	170,545	(88,429)	322,949	103,639
Net income attributable to unvested restricted stock awards	(2,677)		(3,273)	(3,785)	(3,659)	(3,498)	(13,394)	(11,195)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(64,922)		$164,674	$42,917	$166,886	$(91,927)	$309,555	$92,444

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.38)		$0.96	$0.25	$0.97	$(0.54)	$1.80	$0.54
Diluted	$(0.38)		$0.96	$0.25	$0.97	$(0.54)	$1.80	$0.54

Weighted-average shares of common stock outstanding – basic and diluted	172,262		172,058	172,013	171,949	171,096	172,071	170,909

Dividends declared per share of common stock	$1.32		$1.30	$1.30	$1.27	$1.27	$5.19	$4.96
(1)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
(2)Refer to “2024 Dispositions” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	10

Consolidated Balance Sheets
December 31, 2024
(In thousands)

	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Assets
Investments in real estate	$32,110,039	$32,951,777	$32,673,839	$32,323,138	$31,633,511
Investments in unconsolidated real estate joint ventures	39,873	40,170	40,535	40,636	37,780
Cash and cash equivalents	552,146	562,606	561,021	722,176	618,190
Restricted cash	7,701	17,031	4,832	9,519	42,581
Tenant receivables	6,409	6,980	6,822	7,469	8,211
Deferred rent	1,187,031	1,216,176	1,190,336	1,138,936	1,050,319
Deferred leasing costs	485,959	516,872	519,629	520,616	509,398
Investments	1,476,985	1,519,327	1,494,348	1,511,588	1,449,518
Other assets	1,661,306	1,657,189	1,356,503	1,424,968	1,421,894
Total assets	$37,527,449	$38,488,128	$37,847,865	$37,699,046	$36,771,402

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$149,909	$145,000	$134,942	$130,050	$119,662
Unsecured senior notes payable	12,094,465	12,092,012	12,089,561	12,087,113	11,096,028
Unsecured senior line of credit and commercial paper	—	454,589	199,552	—	99,952
Accounts payable, accrued expenses, and other liabilities	2,654,351	2,865,886	2,529,535	2,503,831	2,610,943
Dividends payable	230,263	227,191	227,408	222,134	221,824
Total liabilities	15,128,988	15,784,678	15,180,998	14,943,128	14,148,409

Commitments and contingencies

Redeemable noncontrolling interests	19,972	16,510	16,440	16,620	16,480

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,722	1,722	1,720	1,720	1,719
Additional paid-in capital	17,933,572	18,238,438	18,284,611	18,434,690	18,485,352
Accumulated other comprehensive loss	(46,252)	(22,529)	(27,710)	(23,815)	(15,896)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	17,889,042	18,217,631	18,258,621	18,412,595	18,471,175
Noncontrolling interests	4,489,447	4,469,309	4,391,806	4,326,703	4,135,338
Total equity	22,378,489	22,686,940	22,650,427	22,739,298	22,606,513
Total liabilities, noncontrolling interests, and equity	$37,527,449	$38,488,128	$37,847,865	$37,699,046	$36,771,402

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	11

Funds From Operations and Funds From Operations per Share
December 31, 2024
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/24		9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Net (loss) income attributable to Alexandria’s common stockholders – basic and diluted	$(64,922)		$164,674	$42,917	$166,886	$(91,927)	$309,555	$92,444
Depreciation and amortization of real estate assets	327,198		291,258	288,118	284,950	281,939	1,191,524	1,080,529
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(34,986)		(32,457)	(31,364)	(30,904)	(30,137)	(129,711)	(115,349)
Our share of depreciation and amortization from unconsolidated real estate JVs	1,061		1,075	1,068	1,034	965	4,238	3,589
Gain on sales of real estate	(100,109)	(1)	(27,114)	—	(392)	(62,227)	(127,615)	(277,037)
Impairment of real estate – rental properties and land	184,532	(2)	5,741	2,182	—	263,982	192,455	450,428
Allocation to unvested restricted stock awards	(1,182)		(2,908)	(1,305)	(3,469)	(2,268)	(8,696)	(5,175)
Funds from operations attributable to Alexandria’s common stockholders – diluted(3)	311,592		400,269	301,616	418,105	360,327	1,431,750	1,229,429
Unrealized losses (gains) on non-real estate investments	79,776		(2,610)	64,238	(29,158)	(19,479)	112,246	201,475
Impairment of non-real estate investments	20,266	(4)	10,338	12,788	14,698	23,094	58,090	74,550
Impairment of real estate	2,032		—	28,581	—	7,908	30,613	10,686
Acceleration of stock compensation expense due to executive officer resignations	—		—	—	—	18,436	—	20,295
Provision for expected credit losses on financial instruments	(434)	(5)	—	—	—	—	(434)	—
Allocation to unvested restricted stock awards	(1,407)		(125)	(1,738)	247	(472)	(3,188)	(4,121)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$411,825		$407,872	$405,485	$403,892	$389,814	$1,629,077	$1,532,314
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes our share of gain on sale of real estate from one consolidated real estate joint venture and one unconsolidated real estate joint venture. Refer to “2024 Dispositions” in the Earnings Press Release for additional details.
(2)Primarily represents impairment charges to reduce the carrying amount of our investments in real estate assets to their respective estimated fair values less costs to sell upon their classification as held for sale in 4Q24, including
(i) $102.8 million primarily related to land parcels in our Sorrento Mesa and University Town Center submarkets, including land parcels sold during 4Q24 for a sales price aggregating $55.0 million and additional land parcels expected to be sold in 2025 with an approximate sales price aggregating approximately $243.0 million, and (ii) $40.9 million for four properties at One Moderna Way in our Route 128 submarket, which was sold during 4Q24.
(3)Calculated in accordance with standards established by the Nareit Board of Governors.
(4)Primarily related to three non-real estate investments in privately held entities that do not report NAV.
(5)Represents an adjustment to the provision for expected credit losses for a direct financing lease, as well as the initial recognition of a provision for expected credit losses for two notes receivable issued in connection with dispositions completed during 4Q24.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	12

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2024
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(0.38)	$0.96	$0.25	$0.97	$(0.54)	$1.80	$0.54
Depreciation and amortization of real estate assets	1.70	1.51	1.50	1.48	1.48	6.20	5.67
Gain on sales of real estate	(0.58)	(0.16)	—	—	(0.36)	(0.74)	(1.62)
Impairment of real estate – rental properties and land	1.07	0.03	0.01	—	1.54	1.12	2.64
Allocation to unvested restricted stock awards	—	(0.01)	(0.01)	(0.02)	(0.01)	(0.06)	(0.04)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.81	2.33	1.75	2.43	2.11	8.32	7.19
Unrealized losses (gains) on non-real estate investments	0.46	(0.02)	0.37	(0.17)	(0.11)	0.65	1.18
Impairment of non-real estate investments	0.12	0.06	0.08	0.09	0.13	0.34	0.44
Impairment of real estate	0.01	—	0.17	—	0.05	0.18	0.06
Acceleration of stock compensation expense due to executive officer resignations	—	—	—	—	0.11	—	0.12
Provision for expected credit losses on financial instruments	—	—	—	—	—	—	—
Allocation to unvested restricted stock awards	(0.01)	—	(0.01)	—	(0.01)	(0.02)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.39	$2.37	$2.36	$2.35	$2.28	$9.47	$8.97

Weighted-average shares of common stock outstanding – diluted	172,262	172,058	172,013	171,949	171,096	172,071	170,909
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
SUPPLEMENTAL
INFORMATION

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	14

Company Profile
December 31, 2024

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche.
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland,
Research Triangle, and New York City. As of December 31, 2024, Alexandria has a total market capitalization of $29.0 billion and an asset base in North America that includes
39.8 million RSF of operating properties and 4.4 million RSF of Class A/A+ properties undergoing construction. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in highly dynamic and collaborative
Megacampus environments that enhance our tenants’ ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success.
Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For more information on Alexandria, please visit www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 52% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative
Megacampus real estate in key life science cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in life science real estate. Alexandria’s highly experienced management team includes regional market directors with leading reputations and longstanding relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of
62 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Lawrence J. Diamond
Chief Financial Officer & Treasurer	Co-Chief Operating Officer & Regional Market Director – Maryland

Hart Cole	Joseph Hakman
Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Jackie B. Clem	Gary D. Dean
General Counsel & Secretary	Executive Vice President – Real Estate Legal Affairs

Andres R. Gavinet	Onn C. Lee
Chief Accounting Officer	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	15

Investor Information
December 31, 2024

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	Green Street	Robert W. Baird & Co. Incorporated
Nate Crossett / Monir Koummal	Nicholas Joseph / Michael Griffin	Dylan Burzinski	Wesley Golladay / Nicholas Thillman
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-5871	(949) 640-8780	(216) 737-7510 / (414) 298-5053

BofA Securities	Citizens JMP Securities, LLC	J.P. Morgan Securities LLC	Wedbush Securities
Jeff Spector / Joshua Dennerlein	Aaron Hecht / Linda Fu	Anthony Paolone / Ray Zhong	Richard Anderson / Jay Kornreich
(646) 855-1363 / (646) 855-1681	(415) 835-3963 / (415) 869-4411	(212) 622-6682 / (212) 622-5411	(212) 931-7001 / (212) 938-9942

BTIG, LLC	Deutsche Bank AG	Mizuho Securities USA LLC
Tom Catherwood / Michael Tompkins	Tayo Okusanya / Ohad Bregman	Vikram Malhotra / Georgi Dinkov
(212) 738-6140 / (212) 527-3566	(212) 250-9284 / (212) 250-1743	(212) 282-3827 / (617) 352-1721

CFRA	Evercore ISI	RBC Capital Markets
Nathan Schmidt	Steve Sakwa / James Kammert	Michael Carroll / Aditi Balachandran
(646) 517-1144	(212) 446-9462 / (312) 705-4233	(440) 715-2649 / (212) 428-6200

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Ratings	S&P Global Ratings
Srinjoy Banerjee / Japheth Otieno	Mark Streeter	(212) 553-0376	Alan Zigman
(212) 526-3521 / (212) 526-6961	(212) 834-5086		(416) 507-2556

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	16

Financial and Asset Base Highlights
December 31, 2024
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Selected financial data from consolidated financial statements and related information
Rental revenues	$566,535	$579,569	$576,835	$581,400	$561,428
Tenant recoveries	$196,714	$196,175	$178,327	$174,151	$181,209
General and administrative expenses	$32,730	$43,945	$44,629	$47,055	$59,289
General and administrative expenses as a percentage of net operating income – trailing 12 months	7.6%	8.9%	9.2%	9.5%	9.8%
Operating margin	70%	71%	72%	72%	71%
Adjusted EBITDA margin	72%	70%	72%	72%	69%
Adjusted EBITDA – quarter annualized	$2,273,480	$2,219,632	$2,216,144	$2,206,428	$2,094,988
Adjusted EBITDA – trailing 12 months	$2,228,921	$2,184,298	$2,122,250	$2,064,904	$1,997,518

Net debt at end of period	$11,762,176	$12,191,574	$11,940,144	$11,569,666	$10,731,200
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.2x	5.5x	5.4x	5.2x	5.1x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.3x	5.6x	5.6x	5.6x	5.4x

Total debt and preferred stock at end of period	$12,244,374	$12,691,601	$12,424,055	$12,217,163	$11,315,642
Gross assets at end of period	$43,152,628	$44,112,770	$43,305,279	$42,915,903	$41,756,421
Total debt and preferred stock to gross assets at end of period	28%	29%	29%	28%	27%

Fixed-charge coverage ratio – quarter annualized	4.3x	4.4x	4.5x	4.7x	4.5x
Fixed-charge coverage ratio – trailing 12 months	4.5x	4.5x	4.6x	4.7x	4.7x
Unencumbered net operating income as a percentage of total net operating income	99.9%	99.1%	99.1%	99.3%	99.8%

Closing stock price at end of period	$97.55	$118.75	$116.97	$128.91	$126.77
Common shares outstanding (in thousands) at end of period	172,203	172,244	172,018	172,008	171,911
Total equity capitalization at end of period	$16,798,446	$20,454,023	$20,120,907	$22,173,547	$21,793,107
Total market capitalization at end of period	$29,042,820	$33,145,624	$32,544,962	$34,390,710	$33,108,749

Dividend per share – quarter/annualized	$1.32/$5.28	$1.30/$5.20	$1.30/$5.20	$1.27/$5.08	$1.27/$5.08
Dividend payout ratio for the quarter	55%	55%	55%	54%	56%
Dividend yield – annualized	5.4%	4.4%	4.4%	3.9%	4.0%

Amounts related to operating leases:
Operating lease liabilities at end of period	$507,127	$648,338	$379,223	$381,578	$382,883
Rent expense	$10,685	$10,180	$9,412	$8,683	$8,964

Capitalized interest	$81,586	$86,496	$81,039	$81,840	$89,115
Average real estate basis capitalized during the period	$8,118,010	$8,281,318	$7,936,612	$8,163,289	$9,116,700
Weighted-average interest rate for capitalization of interest during the period	4.02%	3.98%	3.96%	3.92%	3.92%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	17

Financial and Asset Base Highlights (continued)
December 31, 2024
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/24		9/30/24	6/30/24	3/31/24	12/31/23
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$17,653		$29,087	$48,338	$48,251	$41,586
Amortization of acquired below-market leases	$15,512		$17,312	$22,515	$30,340	$23,684
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	$1,214		$329	$—	$—	$—
Straight-line rent expense on ground leases	$1,021		$789	$341	$358	$366
Cash payment for ground lease extension	$(135,000)	(1)	$—	$—	$—	$—
Stock compensation expense	$12,477		$15,525	$14,507	$17,125	$34,592
Amortization of loan fees	$4,620		$4,222	$4,146	$4,142	$4,059
Amortization of debt discounts	$333		$330	$328	$318	$309
Non-revenue-enhancing capital expenditures:
Building improvements	$4,313		$4,270	$4,210	$4,293	$4,167
Tenant improvements and leasing commissions	$81,918	(2)	$55,920	$15,724	$21,144	$12,155
Funds from operations attributable to noncontrolling interests	$76,111		$78,113	$78,711	$79,535	$75,908
Operating statistics and related information (at end of period)
Number of properties – North America	391		406	408	410	411
RSF – North America (including development and redevelopment projects under construction)	44,124,001		46,748,734	47,085,993	47,206,639	47,228,485
Total square feet – North America	69,289,411		73,611,815	74,103,404	74,069,321	73,532,305
Annual rental revenue per occupied RSF – North America	$56.98		$57.09	$56.87	$56.86	$56.08
Occupancy of operating properties – North America	94.6%		94.7%	94.6%	94.6%	94.6%
Occupancy of operating and redevelopment properties – North America	89.7%		89.7%	89.9%	90.2%	90.2%
Weighted-average remaining lease term (in years)	7.5		7.5	7.4	7.5	7.4
Total leasing activity – RSF	1,310,999		1,486,097	1,114,001	1,142,857	889,737
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate changes	18.1%		5.1%	7.4%	33.0%	9.2%
Rental rate changes (cash basis)	3.3%		1.5%	3.7%	19.0%	5.5%
RSF (included in total leasing activity above)	1,024,862		1,278,857	589,650	994,770	477,142
Top 20 tenants:
Annual rental revenue	$741,965		$796,898	$805,751	$802,605	$769,066
Annual rental revenue from investment-grade or publicly traded large cap tenants	92%		92%	92%	92%	92%
Weighted-average remaining lease term (in years)	9.3		9.5	9.4	9.7	9.6
Same property – percentage change over comparable quarter from prior year:
Net operating income changes	0.6%		1.5%	1.5%	1.0%	0.7%
Net operating income changes (cash basis)	6.3%		6.5%	3.9%	4.2%	0.8%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents a ground lease payment related to an amendment to our existing ground lease agreement at the Alexandria Technology Square® Megacampus in our Cambridge submarket completed in July 2024, which required that we prepay our entire rent obligation for a 24-year lease term extension aggregating $270.0 million, including $135.0 million in 4Q24.
(2)Includes tenant improvements and leasing commissions for leases aggregating 319,708 RSF related to (i) a 10-year lease with an anchor tenant expanding into its flagship building in our Greater Stanford submarket and (ii) a 10-
year lease, with rental rate increases of 83.3% and 42.3% (cash basis), in our Torrey Pines submarket with an investment-grade top 20 tenant. Excluding these leases, tenant improvements and leasing commissions per RSF for the three months and year ended December 31, 2024 were $28.40 and $32.83, respectively, which are consistent with the five-year quarterly average of $29.98 per RSF. Tenant improvements and leasing commissions on renewed and re-leased space executed during the year ended December 31, 2024 represented only 8.4% of total lease term rents, the second lowest percentage of total lease term rents in the past five years.

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High-Quality and Diverse Client Base
December 31, 2024

Stable Cash Flows From Our High-Quality and Diverse Mix of Approximately 800 Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
92%

of ARE’s Top 20 Tenant Annual Rental Revenue

52%

Percentage of ARE’s Annual Rental Revenue	of ARE’s Annual Rental Revenue

Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public Biotechnology –
Preclinical or Clinical
Stage
Private
Biotechnology
Other(1)
Other Investment-Grade
or Large Cap Tech
Biomedical and
Government
Institutions
As of December 31, 2024. Annual rental revenue represents amounts in effect as of December 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents the percentage of our annual rental revenue generated by technology, professional services, finance, telecommunications, and construction/real estate companies, as well as retail-related tenants, which generate less than
1.0% of our annual rental revenue.

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High-Quality and Diverse Client Base (continued)
December 31, 2024

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

Sustained Strength in Tenant Collections(1)

99.9%	99.5%

4Q24	January 2025

Long-Duration Lease Terms

9.3 Years	7.5 Years

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(2)
(1)Represents the portion of total receivables billed for each period collected as of January 27, 2025.
(2)Based on annual rental revenue in effect as of December 31, 2024.

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Occupancy
December 31, 2024

Solid Historical Occupancy of 96% Over Past 10 Years(1) From
Historically Strong Demand for Our Class A/A+ Properties in AAA Locations

Annual Rental Revenue	Occupancy Across Key Locations

Percentage of ARE’s Annual Rental Revenue

(2)
Megacampus™
Core and
Non-Core
As of December 31, 2024. Annual rental revenue represents amounts in effect as of December 31, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the average occupancy percentage of operating properties as of each December 31 from 2015 through 2024.
(2)Refer to footnote 1 under “Summary of occupancy” in “Summary of properties and occupancy” in the Supplemental Information for additional details.

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Key Operating Metrics
December 31, 2024

Same Property Net Operating Income Growth		Rental Rate Growth: Renewed/Re-Leased Space

Margins(1)		Favorable Lease Structure(2)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Megacampus Ecosystems
70%	72%	Increasing cash flows
		Percentage of leases containing annual rent escalations	97%
		Stable cash flows
Weighted-Average Lease Term of Executed Leases(3)		Percentage of triple net leases	92%

8.9 Years		Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	92%

Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)For the three months ended December 31, 2024.
(2)Percentages calculated based on our annual rental revenue in effect as of December 31, 2024.
(3)Represents the weighted-average lease term of executed leases based on annual rental revenue for the 10-year period for the years ended December 31, 2015 through 2024.

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Same Property Performance
December 31, 2024
(Dollars in thousands)

	December 31, 2024			December 31, 2024
Same Property Financial Data	Three Months Ended	Year Ended	Same Property Statistical Data	Three Months Ended	Year Ended
Percentage change over comparable period from prior year:			Number of same properties	332	321
Net operating income changes	0.6%	1.2%	Rentable square feet	33,512,862	31,670,359
Net operating income changes (cash basis)	6.3%	4.6%	Occupancy – current-period average	94.8%	94.2%
Operating margin	67%	68%	Occupancy – same-period prior-year average	94.0%	93.9%

	Three Months Ended December 31,				Year Ended December 31,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Income from rentals:
Same properties	$452,037	$437,539	$14,498	3.3%	$1,685,654	$1,640,232	$45,422	2.8%
Non-same properties	114,498	123,889	(9,391)	(7.6)	618,685	503,739	114,946	22.8
Rental revenues	566,535	561,428	5,107	0.9	2,304,339	2,143,971	160,368	7.5

Same properties	167,376	160,270	7,106	4.4	612,600	598,442	14,158	2.4
Non-same properties	29,338	20,939	8,399	40.1	132,767	100,043	32,724	32.7
Tenant recoveries	196,714	181,209	15,505	8.6	745,367	698,485	46,882	6.7

Income from rentals	763,249	742,637	20,612	2.8	3,049,706	2,842,456	207,250	7.3

Same properties	683	317	366	115.5	1,740	1,675	65	3.9
Non-same properties	25,013	14,262	10,751	75.4	64,948	41,568	23,380	56.2
Other income	25,696	14,579	11,117	76.3	66,688	43,243	23,445	54.2

Same properties	620,096	598,126	21,970	3.7	2,299,994	2,240,349	59,645	2.7
Non-same properties	168,849	159,090	9,759	6.1	816,400	645,350	171,050	26.5
Total revenues	788,945	757,216	31,729	4.2	3,116,394	2,885,699	230,695	8.0

Same properties	204,812	185,148	19,664	10.6	734,965	693,574	41,391	6.0
Non-same properties	35,620	37,578	(1,958)	(5.2)	174,300	165,606	8,694	5.2
Rental operations	240,432	222,726	17,706	7.9	909,265	859,180	50,085	5.8

Same properties	415,284	412,978	2,306	0.6	1,565,029	1,546,775	18,254	1.2
Non-same properties	133,229	121,512	11,717	9.6	642,100	479,744	162,356	33.8
Net operating income	$548,513	$534,490	$14,023	2.6%	$2,207,129	$2,026,519	$180,610	8.9%

Net operating income – same properties	$415,284	$412,978	$2,306	0.6%	$1,565,029	$1,546,775	$18,254	1.2%
Straight-line rent revenue	72	(24,271)	24,343	(100.3)	(31,326)	(85,412)	54,086	(63.3)
Amortization of acquired below-market leases	(12,717)	(9,969)	(2,748)	27.6	(44,683)	(37,985)	(6,698)	17.6
Net operating income – same properties (cash basis)	$402,639	$378,738	$23,901	6.3%	$1,489,020	$1,423,378	$65,642	4.6%

Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	23

Leasing Activity
December 31, 2024
(Dollars per RSF)

	Three Months Ended			Year Ended			Year Ended
	December 31, 2024			December 31, 2024			December 31, 2023
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	18.1%		3.3%	16.9%		7.2%	29.4%	15.8%
New rates	$71.14		$69.14	$65.48		$64.18	$52.35	$50.82
Expiring rates	$60.24		$66.96	$56.01		$59.85	$40.46	$43.87
RSF	1,024,862			3,888,139			3,046,386
Tenant improvements/leasing commissions	$82.64	(2)		$46.89	(2)		$26.09
Weighted-average lease term	8.0 years			8.5 years			8.7 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$44.06		$40.69	$59.44		$57.34	$65.66	$59.74
RSF	286,137			1,165,815			1,259,686
Weighted-average lease term	14.8 years			10.0 years			13.8 years

Leasing activity summary (totals):
New rates	$65.46		$63.17	$64.16		$62.68	$56.09	$53.33
RSF	1,310,999			5,053,954			4,306,072
Weighted-average lease term	9.5 years			8.9 years			11.3 years

Lease expirations(1)
Expiring rates	$59.52		$66.14	$53.82		$57.24	$43.84	$45.20
RSF	1,204,079			5,005,638			5,027,773
Leasing activity includes 100% of results for properties in North America in which we have an investment.
(1)Excludes month-to-month leases aggregating 136,131 RSF and 86,092 RSF as of December 31, 2024 and 2023, respectively. During the year ended December 31, 2024, we granted free rent concessions averaging 0.7 months per annum.
(2)Includes tenant improvements and leasing commissions for leases aggregating 319,708 RSF related to (i) a 10-year lease with an anchor tenant expanding into its flagship building in our Greater Stanford submarket and
(ii) a 10-year lease, with rental rate increases of 83.3% and 42.3% (cash basis), in our Torrey Pines submarket with an investment-grade top 20 tenant. Excluding these leases, tenant improvements and leasing commissions per RSF for the three months and year ended December 31, 2024 were $28.40 and $32.83, respectively, which are consistent with the five-year quarterly average of $29.98 per RSF. Tenant improvements and leasing commissions on renewed and re-leased space executed during the year ended December 31, 2024 represented only 8.4% of total lease term rents, the second lowest percentage of total lease term rents in the past five years.
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.

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Contractual Lease Expirations
December 31, 2024

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2025 (2)	3,708,195	10.0%	$45.91	8.2%
2026	2,826,993	7.7%	$50.73	6.9%
2027	3,302,598	8.9%	$53.80	8.6%
2028	3,944,440	10.7%	$49.78	9.5%
2029	2,385,914	6.5%	$51.30	5.9%
2030	3,144,561	8.5%	$43.11	6.5%
2031	3,433,958	9.3%	$54.76	9.1%
2032	1,005,689	2.7%	$58.96	2.9%
2033	2,585,813	7.0%	$47.77	5.9%
2034	3,304,105	8.9%	$66.90	10.6%
Thereafter	7,291,855	19.8%	$73.85	25.9%

Market	2025 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2026 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment	Remaining Expiring Leases(4)	Total

Greater Boston	127,804	99,201	25,312	364,741	617,058	$42.40	46,858	9,874	—	391,196	447,928	$54.42
San Francisco Bay Area	245,347	184,286	—	308,637	738,270	73.49	1,619	4,753	—	511,665	518,037	66.72
San Diego	144,673	18,813	278,606	202,285	644,377	20.58	—	—	—	822,140	822,140	49.60
Seattle	—	12,237	—	177,932	190,169	25.16	—	18,205	—	102,551	120,756	43.62
Maryland	51,593	—	—	141,349	192,942	26.28	—	—	—	321,676	321,676	23.61
Research Triangle	11,632	16,334	—	170,938	198,904	44.71	—	19,753	—	115,221	134,974	45.64
New York City	—	27,912	—	40,347	68,259	110.42	—	104,157	—	71,470	175,627	93.58
Texas	—	—	198,972	—	198,972	N/A	—	—	—	—	—	—
Canada	22,991	—	—	65,873	88,864	20.03	—	247,743	—	—	247,743	22.24
Non-cluster/other markets	—	—	—	2,300	2,300	40.17	—	—	—	38,112	38,112	70.34
Subtotal	604,040	358,783	502,890	1,474,402	2,940,115	41.78	48,477	404,485	—	2,374,031	2,826,993	50.73
Key 1Q25 lease expirations(5)	23,522	112,831	—	631,727	768,080	61.67	—	—	—	—	—	—
Total	627,562	471,614	502,890	2,106,129	3,708,195	$45.91	48,477	404,485	—	2,374,031	2,826,993	$50.73
Percentage of expiring leases	17%	13%	14%	56%	100%		2%	14%	0%	84%	100%

Contractual lease expirations for properties classified as held for sale as of December 31, 2024 are excluded from the information on this page.
(1)Represents amounts in effect as of December 31, 2024.
(2)Excludes month-to-month leases aggregating 136,131 RSF as of December 31, 2024. Refer to “Leasing Activity” in the Supplemental Information for additional details.
(3)Primarily represents assets that were recently acquired for future development and redevelopment opportunities, for which we expect, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development. As of December 31, 2024, the weighted-average annual rental revenue and expiration date of these leases expiring in 2025 is $7.0 million and February 18, 2025, respectively. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(4)The largest remaining contractual lease expiration in 2025 is 98,741 RSF in our Sorrento Mesa submarket, where we are in early discussions to renew the tenant for a short-term extension, and in 2026 is 163,648 RSF in our University
Town Center submarket, where we have an ownership interest of 30.0% and are evaluating options to re-lease or reposition the space from single tenancy to multi-tenancy.
(5)Includes expected temporary vacancies aggregating 768,080 RSF in four submarkets with a weighted-average expiration date of January 21, 2025 and annual rental revenue aggregating approximately $47 million with our share of this annual rental revenue aggregating $35 million comprising the following: (i) 182,054 RSF at Alexandria Technology Square® Megacampus in our Cambridge submarket, (ii) 234,249 RSF at 409 Illinois Street, where we have an ownership interest of 25.0%, in our Mission Bay submarket, (iii) one property aggregating 104,531 RSF in our Research Triangle market, and (iv) two properties aggregating 247,246 RSF in our Austin submarket. We expect downtime on the 768,080
RSF to range from 12 to 24 months on a weighted-average basis. Our guidance assumes these properties remain operating properties and are included in our same property pool for the year ending December 31, 2025. As of December
31, 2024, 23,522 RSF was leased, 112,831 RSF was under signed letters of intent to re-lease, 527,196 RSF was involved in ongoing discussions for re-lease, and we expect to favorably resolve the remaining 104,531 RSF over the next several quarters.

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Top 20 Tenants
December 31, 2024
(Dollars in thousands, except average market cap amounts)

92% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap (in billions)

							Moody’s	S&P
1	Eli Lilly and Company	8.4		1,122,777	$90,259	4.3%	A1	A+	$769.8
2	Moderna, Inc.	11.3		634,045	90,103	4.3	—	—	$35.1
3	Bristol-Myers Squibb Company	5.4		999,379	77,188	3.7	A2	A	$100.6
4	Takeda Pharmaceutical Company Limited	10.4		549,759	47,899	2.3	Baa1	BBB+	$44.2
5	Roche	8.2		647,069	37,405	1.8	Aa2	AA	$232.8
6	Illumina, Inc.	5.9		857,967	35,924	1.7	Baa3	BBB	$20.6
7	Alphabet Inc.	2.8		625,015	34,899	1.7	Aa2	AA+	$2,032.2
8	2seventy bio, Inc.(2)	8.7		312,805	33,543	1.6	—	—	$0.2
9	United States Government	5.6		429,359	28,861	1.4	Aaa	AA+	$—
10	Cloud Software Group, Inc.	2.2	(3)	292,013	28,537	1.4	—	—	$—
11	Novartis AG	3.5		448,690	27,958	1.3	Aa3	AA-	$235.1
12	Uber Technologies, Inc.	57.8	(4)	1,009,188	27,787	1.3	Baa2	BBB-	$147.7
13	AstraZeneca PLC	4.8		450,848	27,226	1.3	A2	A+	$226.6
14	Boston Children's Hospital	12.2		309,231	26,154	1.2	Aa2	AA	$—
15	The Regents of the University of California	6.4		372,647	23,515	1.1	Aa2	AA	$—
16	Sanofi	6.0		267,278	21,444	1.0	A1	AA	$127.9
17	Merck & Co., Inc.	8.5		337,703	21,401	1.0	A1	A+	$300.0
18	New York University	7.1		218,983	21,056	1.0	Aa2	AA-	$—
19	Charles River Laboratories, Inc.	10.3		255,635	20,578	1.0	—	—	$11.1
20	Massachusetts Institute of Technology	5.0		237,849	20,228	1.0	Aaa	AAA	$—
	Total/weighted-average	9.3	(4)	10,378,240	$741,965	35.4%
Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of December 31, 2024.
(2)Includes approximately 195,000 RSF, or 62.8% of the annual rental revenue generated from 2seventy bio as of December 31, 2024, that is subleased to Regeneron Pharmaceuticals, Inc., an investment-grade publicly traded biotechnology company. As of September 30, 2024, 2seventy bio, Inc. held $192.4 million of cash, cash equivalents, and marketable securities. Additionally, 90.2% of the annual rental revenue generated by 2seventy bio is guaranteed by another related public biotechnology company.
(3)Consists of one lease at a property acquired in 2022 with future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the property.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.5 years as of December 31, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	26

Summary of Properties and Occupancy
December 31, 2024
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	9,260,235	632,850	1,601,010	11,494,095	26%	64	$760,564	36%	$86.67
San Francisco Bay Area	7,680,005	394,781	366,939	8,441,725	19	65	443,345	21	66.78
San Diego	7,382,450	921,510	—	8,303,960	19	79	326,925	16	45.97
Seattle	3,186,812	227,577	—	3,414,389	8	45	136,014	5	46.19
Maryland	3,849,928	—	—	3,849,928	9	50	144,032	7	39.53
Research Triangle	3,802,204	—	—	3,802,204	9	38	116,808	6	31.53
New York City	921,774	—	—	921,774	2	4	73,534	4	90.26
Texas	1,845,159	—	73,298	1,918,457	4	15	44,022	2	24.99
Canada	888,189	—	139,311	1,027,500	2	11	19,661	1	23.08
Non-cluster/other markets	349,099	—	—	349,099	1	10	15,027	1	59.35
Properties held for sale	600,870	—	—	600,870	1	10	13,056	1	N/A
North America	39,766,725	2,176,718	2,180,558	44,124,001	100%	391	$2,092,988	100%	$56.98
		4,357,276
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/24		9/30/24	12/31/23	12/31/24	9/30/24	12/31/23
Greater Boston	94.8%		94.6%	94.9%	80.8%	80.9%	84.7%
San Francisco Bay Area	93.3		94.1	94.8	89.1	91.1	91.4
San Diego	96.3		96.0	94.1	96.3	96.0	94.1
Seattle	92.4		92.3	95.2	92.4	91.3	90.7
Maryland	95.7		96.2	95.6	95.7	96.2	95.6
Research Triangle	97.4		97.5	97.8	97.4	97.5	97.8
New York City	88.4	(1)	85.1	85.3	88.4	85.1	85.3
Texas	95.5		95.5	95.1	91.8	91.8	91.5
Subtotal	94.8		94.9	94.9	90.0	90.0	90.7
Canada	95.9		95.5	87.1	82.9	82.6	73.0
Non-cluster/other markets	72.5		72.8	78.5	72.5	72.8	78.5
North America	94.6%	(2)	94.7%	94.6%	89.7%	89.7%	90.2%

(1)The Alexandria Center® for Life Science – New York City Megacampus is 98.7% occupied as of December 31, 2024. Occupancy percentage in our New York City market reflects vacancy at the Alexandria Center® for
Life Science – Long Island City property, which was 45.7% occupied as of December 31, 2024.
(2)Includes temporary vacancy as of December 31, 2024 aggregating 278,528 RSF that is leased and expected to be occupied upon completion of the tenant improvements to the spaces. The weighted-average expected delivery date of these spaces is May 12, 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	27

Property Listing
December 31, 2024
(Dollars in thousands)

Our Megacampus™ Properties Account for 77% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Megacampus: Alexandria Center® at Kendall Square	2,199,030	—	—	2,199,030	7	$228,062	100.0%	100.0%
50(1), 60(1), 75/125(1), 100(1), and 225(1) Binney Street, 140 First Street, and 300 Third Street(1)
Megacampus: Alexandria Center® at One Kendall Square	1,281,580	—	104,956	1,386,536	12	145,576	94.8	87.6
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Megacampus: Alexandria Technology Square®	1,185,190	—	—	1,185,190	7	110,969	97.7	97.7
100, 200, 300, 400, 500, 600, and 700 Technology Square
Megacampus: The Arsenal on the Charles	776,781	36,444	308,446	1,121,671	13	47,730	99.4	71.2
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Megacampus: 480 Arsenal Way, 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue(1)	633,056	204,395	—	837,451	6	28,173	98.4	98.4
Cambridge/Inner Suburbs	6,075,637	240,839	413,402	6,729,878	45	560,510	98.2	91.9
Fenway
Megacampus: Alexandria Center® for Life Science – Fenway	1,291,019	392,011	137,675	1,820,705	3	100,587	89.7	81.1
401 and 421(1) Park Drive and 201 Brookline Avenue(1)
Seaport Innovation District
5 and 15(1) Necco Street	441,396	—	—	441,396	2	44,143	81.8	81.8
Seaport Innovation District	441,396	—	—	441,396	2	44,143	81.8	81.8
Route 128
Megacampus: Alexandria Center® for Life Science – Waltham	466,094	—	596,064	1,062,158	5	36,659	100.0	43.9
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	13,937	100.0	100.0
Route 128	1,051,320	—	596,064	1,647,384	8	50,596	100.0	63.8
Other	400,863	—	453,869	854,732	6	4,728	59.7	28.0
Greater Boston	9,260,235	632,850	1,601,010	11,494,095	64	$760,564	94.8%	80.8%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	28

Property Listing (continued)
December 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Megacampus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,005,369	109,435	—	2,114,804	10	$90,452	95.1%	95.1%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450(3), 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,005,369	109,435	—	2,114,804	10	90,452	95.1	95.1
South San Francisco
Megacampus: Alexandria Technology Center® – Gateway(1)	1,408,022	—	259,689	1,667,711	12	76,705	81.9	69.1
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco	812,453	—	107,250	919,703	5	52,990	100.0	88.3
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	504,053	—	—	504,053	3	32,767	93.9	93.9
201 Haskins Way and 400 and 450 East Jamie Court
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—	—	445,232	2	3,829	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
South San Francisco	3,325,445	285,346	366,939	3,977,730	24	176,971	91.4	82.3
Greater Stanford
Megacampus: Alexandria Center® for Life Science – San Carlos	738,038	—	—	738,038	9	41,671	94.5	94.5
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	704,560	—	—	704,560	9	75,771	98.5	98.5
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	23,603	82.9	82.9
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	198,558	—	—	198,558	3	15,902	89.4	89.4
2100, 2200, and 2400 Geng Road	78,501	—	—	78,501	3	4,803	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,349,191	—	—	2,349,191	31	175,922	94.5	94.5
San Francisco Bay Area	7,680,005	394,781	366,939	8,441,725	65	$443,345	93.3%	89.1%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.
(3)In 4Q24, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project, with the transaction expected to close in 2025.
Accordingly, we adjusted the development project RSF and its related book value to reflect 109,435 RSF, with our ownership share expected to be 25% at completion of the project. Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	29

Property Listing (continued)
December 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Megacampus: One Alexandria Square	840,192	241,504	—	1,081,696	10	$47,915	99.0%	99.0%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, 10955, and 10970 Alexandria Way, 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	299,138	—	—	299,138	3	13,263	79.7	79.7
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	218,459	—	—	218,459	4	12,184	97.7	97.7
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,357,789	241,504	—	1,599,293	17	73,362	94.5	94.5
University Town Center
Megacampus: Campus Point by Alexandria(1)	1,594,463	426,927	—	2,021,390	10	86,469	98.0	98.0
9880(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4135, 4155, 4161, 4224, and 4242 Campus Point Court
Megacampus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
University Town Center	2,550,798	426,927	—	2,977,725	17	122,967	98.8	98.8
Sorrento Mesa
Megacampus: SD Tech by Alexandria(1)	878,805	253,079	—	1,131,884	12	39,988	93.6	93.6
9605, 9645, 9675, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, and 10075 Barnes Canyon Road
Megacampus: Sequence District by Alexandria	801,575	—	—	801,575	7	28,766	100.0	100.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	9,352	92.8	92.8
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	11,379	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,022	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,581	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,909	100.0	100.0
Sorrento Mesa	2,968,203	253,079	—	3,221,282	35	$114,198	96.8%	96.8%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	30

Property Listing (continued)
December 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, and 3985 Sorrento Valley Boulevard	151,406	—	—	151,406	6	$3,970	54.0%	54.0%
11045 and 11055 Roselle Street	43,233	—	—	43,233	2	2,203	100.0	100.0
Sorrento Valley	194,639	—	—	194,639	8	6,173	64.2	64.2
Other	311,021	—	—	311,021	2	10,225	100.0	100.0
San Diego	7,382,450	921,510	—	8,303,960	79	326,925	96.3	96.3

Seattle
Lake Union
Megacampus: Alexandria Center® for Life Science – Eastlake	1,152,644	—	—	1,152,644	9	77,461	95.6	95.6
1150, 1201(1), 1208(1), 1551, 1600, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Megacampus: Alexandria Center® for Life Science – South Lake Union	381,380	227,577	—	608,957	3	21,890	99.6	99.6
400(1) and 701 Dexter Avenue North and 428 Westlake Avenue North
219 Terry Avenue North	31,797	—	—	31,797	1	1,339	56.9	56.9
Lake Union	1,565,821	227,577	—	1,793,398	13	100,690	95.8	95.8
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	20,101	—	—	20,101	2	710	100.0	100.0
Bothell
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park	1,061,778	—	—	1,061,778	22	21,482	87.7	87.7

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522,
22722, and 22745 29th Drive Southeast, 21540, 22213 and 22309 30th
Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street
Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	463,449	—	—	463,449	6	12,290	90.3	90.3
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,525,227	—	—	1,525,227	28	33,772	88.5	88.5
Other	75,663	—	—	75,663	2	842	98.5	98.5
Seattle	3,186,812	227,577	—	3,414,389	45	$136,014	92.4%	92.4%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	31

Property Listing (continued)
December 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Megacampus: Alexandria Center® for Life Science – Shady Grove	1,692,350	—	—	1,692,350	20	$79,076	97.5%	97.5%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,508	—	—	131,508	1	4,323	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	3,029	73.3	73.3
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,082	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,976	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	2,194,623	—	—	2,194,623	28	94,928	96.7	96.7
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,061	—	—	619,061	9	19,603	93.6	93.6
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,301	—	—	486,301	7	18,816	100.0	100.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	2,107	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,949	90.1	90.1
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,472	—	—	1,327,472	20	44,916	96.6	96.6
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,974	97.7	97.7
101 West Dickman Street(1)	135,949	—	—	135,949	1	1,214	69.9	69.9
Beltsville	327,833	—	—	327,833	2	4,188	86.1	86.1
Maryland	3,849,928	—	—	3,849,928	50	144,032	95.7	95.7

Research Triangle
Research Triangle
Megacampus: Alexandria Center® for Life Science – Durham	2,214,887	—	—	2,214,887	16	55,242	97.6	97.6
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle	687,824	—	—	687,824	6	31,939	99.4	99.4
6, 8, 10, and 12 Davis Drive and 5 and 9 Laboratory Drive
Megacampus: Alexandria Center® for Sustainable Technologies	364,493	—	—	364,493	7	$11,979	91.8%	91.8%
104, 108, 110, 112, and 114 TW Alexander Drive and 5 and 7 Triangle Drive

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	32

Property Listing (continued)
December 31, 2024
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle (continued)
Research Triangle (continued)
Alexandria Technology Center® – Alston	155,731	—	—	155,731	3	$4,126	94.7%	94.7%
100, 800, and 801 Capitola Drive
Alexandria Innovation Center® – Research Triangle	136,722	—	—	136,722	3	4,235	99.2	99.2
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,313	100.0	100.0
Research Triangle	3,802,204	—	—	3,802,204	38	116,808	97.4	97.4

New York City
New York City
Megacampus: Alexandria Center® for Life Science – New York City	742,586	—	—	742,586	3	67,864	98.7	98.7
430 and 450 East 29th Street
Alexandria Center® for Life Science – Long Island City	179,188	—	—	179,188	1	5,670	45.7	45.7
30-02 48th Avenue
New York City	921,774	—	—	921,774	4	73,534	88.4	88.4

Texas
Austin
Megacampus: Intersection Campus	1,525,359	—	—	1,525,359	12	39,955	99.2	99.2
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	895	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	40,850	99.3	99.3
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	44,022	95.5	91.8

Canada	888,189	—	139,311	1,027,500	11	19,661	95.9	82.9

Non-cluster/other markets	349,099	—	—	349,099	10	15,027	72.5	72.5

North America, excluding properties held for sale	39,165,855	2,176,718	2,180,558	43,523,131	381	2,079,932	94.6%	89.7%

Properties held for sale	600,870	—	—	600,870	10	13,056	39.6%	39.6%

Total – North America	39,766,725	2,176,718	2,180,558	44,124,001	391	$2,092,988

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	33

Investments in Real Estate
December 31, 2024

ALEXANDRIA’S FUTURE GROWTH IN
ANNUAL NET OPERATING INCOME FROM
DEVELOPMENT AND REDEVELOPMENT DELIVERIES
$395 MILLION
(1)
Placed Into Service
Expected to Be Placed Into Service

2024	4Q24

$118M	$55M
1.5M RSF	602,593 RSF

98% Occupied

2025	1Q26–2Q28

$83M	$312M
89% Leased/Negotiating

Aggregating 4.4M RSF
(2)
(3)
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 1Q25 through 2Q28 is projected to be $334 million.
(2)Includes (i) 461,101 RSF that is expected to stabilize through 2025 and is 89% leased/negotiating and (ii) expected partial deliveries through 4Q25 from projects expected to stabilize in 2026 and beyond. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(3)Represents the leased/negotiating percentage of development and redevelopment projects that are expected to stabilize during 2025.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	34

Investments in Real Estate
December 31, 2024
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
			Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction	Priority Anticipated	Future	Subtotal	Total
Square footage
Operating	39,165,855	—	—	—	—	39,165,855
New Class A/A+ development and redevelopment properties	—	4,357,276	2,134,948	23,696,280	30,188,504	30,188,504
Future development and redevelopment square feet currently included in rental properties(1)	—	—	(213,524)	(2,843,150)	(3,056,674)	(3,056,674)
Total square footage, excluding properties held for sale	39,165,855	4,357,276	1,921,424	20,853,130	27,131,830	66,297,685

Properties held for sale	600,870	—	—	2,390,856	2,390,856	2,991,726
Total square footage	39,766,725	4,357,276	1,921,424	23,243,986	29,522,686	69,289,411	(2)

Investments in real estate
Gross book value as of December 31, 2024(3)	$28,878,752	$3,893,557	$510,372	$4,452,537	$8,856,466	$37,735,218

(1)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including future development and redevelopment square feet currently included in rental properties.
(2)We expect to continue pursuing our strategy to fund a significant portion of our capital requirements for the year ending December 31, 2025 with dispositions and sales of partial interests primarily focused on sales of properties and land parcels not integral to our Megacampus strategy.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheet. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	35

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
December 31, 2024

500 North Beacon Street and 4 Kingsbury Avenue(1)	201 Brookline Avenue	840 Winter Street
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Route 128
211,574 RSF	512,749 RSF	139,984 RSF
100% Occupancy	98% Occupancy	100% Occupancy

10935, 10945, and 10955 Alexandria Way(2)	4155 Campus Point Court	9808 Medical Center Drive
San Diego/Torrey Pines	San Diego/ University Town Center	Maryland/Rockville
93,492 RSF	171,102 RSF	95,061 RSF
100% Occupancy	100% Occupancy	69% Occupancy

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles Megacampus.
(2)Image represents 10955 Alexandria Way on the One Alexandria Square Megacampus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	36

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries (continued)
December 31, 2024
(Dollars in thousands)

Incremental Annual Net Operating Income Generated From 2024 Deliveries
Aggregated $118 Million, Including $55 Million in 4Q24

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service						Occupancy Percentage(2)	Total Project		Unlevered Yields
	4Q24 Delivery Date(1)		Prior to 1/1/24	1Q24	2Q24	3Q24	4Q24	Total				Initial Stabilized		Initial Stabilized (Cash Basis)
										RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/ Cambridge/Inner Suburbs	N/A	75.0%	43,568	72,846	—	—	—	116,414	100%	320,809	$468,000	7.1%		7.0%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	11/1/24	100%	—	100,624	37,913	—	73,037	211,574	100%	248,018	427,000	6.2		5.5
201 Brookline Avenue/Greater Boston/ Fenway	10/30/24	99.0%	451,967	—	—	—	60,782	512,749	98%	512,749	787,000	7.3		6.6
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	11/1/24	100%	—	—	—	—	93,492	93,492	100%	334,996	503,000	6.2		5.8
4155 Campus Point Court/San Diego/ University Town Center	11/7/24	55.0%	—	—	—	—	171,102	171,102	100%	171,102	184,000	8.0		6.4
1150 Eastlake Avenue East/Seattle/ Lake Union	N/A	100%	278,282	—	2,079	31,270	—	311,631	100%	311,631	442,000	6.6		6.7
9810 Darnestown Road/Maryland/ Rockville	N/A	100%	—	—	195,435	—	—	195,435	100%	195,435	135,000	7.1		6.2
9820 Darnestown Road/Maryland/ Rockville	N/A	100%	—	—	—	250,000	—	250,000	100%	250,000	177,000	8.7		5.6
9808 Medical Center Drive/Maryland/ Rockville	12/31/24	100%	26,460	—	25,655	13,056	29,890	95,061	69%	95,061	114,000	5.4		5.4

Redevelopment projects
840 Winter Street/Greater Boston/ Route 128	11/22/24	100%	—	—	—	—	139,984	139,984	100%	168,214	224,000	7.9	(3)	6.7	(3)
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	N/A	50.0%	—	44,652	—	22,365	—	67,017	100%	326,706	487,000	5.0		5.1
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	12/31/24	100%	65,086	115,598	—	—	34,306	214,990	90%	460,934	216,000	6.3		6.2
Canada	N/A	100%	44,862	9,725	23,900	—	—	78,487	100%	250,790	113,000	6.4		6.3
Weighted average/total	11/7/24		910,225	343,445	284,982	316,691	602,593	2,457,936		3,646,445	$4,277,000	6.7%		6.2%

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details on the square footage in service and under construction, if applicable.
(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Occupancy relates to total operating RSF placed in service as of the most recent delivery.
(3)Represents initial stabilized yields upon completion and delivery of the project in 4Q24. However, we are actively negotiating with our existing anchor tenant to potentially relocate them to another Alexandria property to accommodate their future growth, and if this occurs, our future returns on this asset could change as we backfill this building with a new tenant.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	37

New Class A/A+ Development and Redevelopment Properties: Current Projects
December 31, 2024

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	311 Arsenal Street	401 Park Drive
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway
204,395 RSF	36,444 RSF	308,446 RSF	137,675 RSF
62% Leased/Negotiating	92% Leased/Negotiating	21% Leased/Negotiating	—% Leased/Negotiating

421 Park Drive	40, 50, and 60 Sylvan Road	1450 Owens Street	651 Gateway Boulevard
Greater Boston/Fenway	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco
392,011 RSF	596,064 RSF	109,435 RSF	259,689 RSF
13% Leased/Negotiating	31% Leased/Negotiating(2)	—% Leased/Negotiating(3)	21% Leased/Negotiating

(1)Image represents 500 North Beacon Street on The Arsenal on the Charles Megacampus.
(2)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham Megacampus. The project is expected to capture demand in our Route 128 submarket.
(3)Image represents a multi-tenant project expanding our existing Alexandria Center® for Science and Technology – Mission Bay Megacampus, where our joint venture partner will fund 100% of the construction cost until it attains an ownership interest of 75%, after which it will contribute its respective share of additional capital. Additionally, in 4Q24, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project, with the transaction expected to close in 2025. Accordingly, we adjusted the development project RSF and its related book value to reflect 109,435 RSF, with our ownership share expected to be 25% at completion of the project.

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New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
December 31, 2024

230 Harriet Tubman Way	269 East Grand Avenue	10935, 10945, and 10955 Alexandria Way(1)	4135 Campus Point Court
San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco	San Diego/Torrey Pines	San Diego/ University Town Center
285,346 RSF	107,250 RSF	241,504 RSF	426,927 RSF
100% Leased	—% Leased/Negotiating	100% Leased	100% Leased

10075 Barnes Canyon Road	701 Dexter Avenue North	8800 Technology Forest Place
San Diego/Sorrento Mesa	Seattle/Lake Union	Texas/Greater Houston
253,079 RSF	227,577 RSF	73,298 RSF
70% Leased/Negotiating	—% Leased/Negotiating	41% Leased/Negotiating

(1)Image represents 10955 Alexandria Way on the One Alexandria Square Megacampus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	39

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
December 31, 2024

Property/Market/Submarket		Square Footage				Percentage			Occupancy(1)
	Dev/Redev	In Service		CIP	Total	Leased	Leased/ Negotiating		Initial	Stabilized
Under construction
2025 stabilization
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	211,574		36,444	248,018	92%	92%		1Q24	2025
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	Dev	—		285,346	285,346	100	100		1Q25	1Q25
Canada	Redev	111,479		139,311	250,790	73	75		3Q23	2025
		323,053		461,101	784,154	89	89
2026 and beyond stabilization
One Hampshire Street/Greater Boston/Cambridge	Redev	—		104,956	104,956	—	—		2027	2028
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	Redev	82,216	(2)	308,446	390,662	21	21		2027	2027
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	116,414		204,395	320,809	40	62		4Q23	2026
401 Park Drive/Greater Boston/Fenway(3)	Redev	—		137,675	137,675	—	—		2026	2026
421 Park Drive/Greater Boston/Fenway	Dev	—		392,011	392,011	13	13		2026	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—		596,064	596,064	31	31		2026	2027
Other/Greater Boston	Redev	—		453,869	453,869	—	—	(4)	2027	2027
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—		109,435	109,435	—	—	(5)	2026	2026
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Redev	67,017		259,689	326,706	21	21		1Q24	2027
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	Redev	—		107,250	107,250	—	—		2026	2027
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	93,492		241,504	334,996	100	100		4Q24	2026
4135 Campus Point Court/San Diego/University Town Center	Dev	—		426,927	426,927	100	100		2026	2026
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	—		253,079	253,079	70	70		2025	2026
701 Dexter Avenue North/Seattle/Lake Union	Dev	—		227,577	227,577	—	—		2026	2027
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094		73,298	123,392	41	41		2Q23	2026
		409,233		3,896,175	4,305,408	35	37
Total		732,286		4,357,276	5,089,562	43%	45%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)We expect to redevelop an additional 25,312 RSF of space occupied as of December 31, 2024 into laboratory space upon expiration of the existing leases through 1H25. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)During 4Q24, we shifted the strategy of our 401 Park Drive redevelopment project to focus on the largest, most significant phase of the project. This phase aggregated 137,675 RSF and is expected to initially deliver and stabilize in 2026.
Accordingly, we placed the less significant portion of the project that aggregated 22,284 RSF back into operations.
(4)Represents a project focused on demand from our existing tenants in our adjacent properties/campuses that will address demand from other non-Alexandria properties/campuses.
(5)Represents a multi-tenant project expanding our existing Alexandria Center® for Science and Technology – Mission Bay Megacampus, where our joint venture partner will fund 100% of the construction cost until it attains an ownership interest of 75%, after which it will contribute its respective share of additional capital. In 4Q24, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately
49% of the development project, with the transaction expected to close in 2025. Accordingly, we adjusted the development project RSF and its related book value to reflect 109,435 RSF, with our ownership share expected to be 25% at completion of the project.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	40

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

December 31, 2024
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2025 stabilization
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	$378,021	$37,026	$11,953		$427,000		6.2%	5.5%
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	48.2%	—	404,591	105,409		510,000		7.4%	6.4%
Canada	100%	50,235	51,596	11,169		113,000		6.4%	6.3%
		428,256	493,213
2026 and beyond stabilization(1)
One Hampshire Street/Greater Boston/Cambridge	100%	—	164,957	TBD
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	60,649	240,342
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.0%	136,635	196,917	134,448		468,000		7.1%	7.0%
401 Park Drive/Greater Boston/Fenway	100%	—	151,301	TBD
421 Park Drive/Greater Boston/Fenway	99.8%	—	463,079
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	449,484
Other/Greater Boston	100%	—	151,464
1450 Owens Street/San Francisco Bay Area/Mission Bay	25.1%	—	121,957
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	87,376	258,708	140,916		487,000		5.0%	5.1%
269 East Grand Avenue/San Francisco Bay Area/South San Francisco	100%	—	66,184	TBD
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	100,944	323,993	78,063		503,000		6.2%	5.8%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	347,039	176,961		524,000		6.6%	6.2%
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	—	183,733	137,267		321,000		5.5%	5.7%
701 Dexter Avenue North/Seattle/Lake Union	100%	—	234,908	TBD
8800 Technology Forest Place/Texas/Greater Houston	100%	59,794	46,278	5,928		112,000		6.3%	6.0%
		445,398	3,400,344
		$873,654	$3,893,557	$2,740,000	(2)	$7,510,000	(2)

Our share of investment(2)(3)		$800,000	$3,180,000	$2,400,000		$6,380,000
Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2026 and beyond over the next several quarters.
(2)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(3)Represents our share of investment based on our ownership percentage upon completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	41

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
December 31, 2024
(Dollars in thousands)

68% of Our Total Development and Redevelopment Pipeline RSF
Is Within Our Megacampus™ Ecosystems

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
				Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Priority Anticipated	Future	Total(1)

Greater Boston
Megacampus: Alexandria Center® at One Kendall Square/Cambridge	100%	$164,957	104,956	—	—	104,956
One Hampshire Street
Megacampus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	288,993	344,890	25,312	34,157	404,359
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Megacampus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue/Cambridge/Inner Suburbs	(2)	285,870	204,395	—	902,000	1,106,395
446, 458, 500, and 550 Arsenal Street, and 99 Coolidge Avenue
Megacampus: Alexandria Center® for Life Science – Fenway/Fenway	(3)	614,380	529,686	—	—	529,686
401 and 421 Park Drive
Megacampus: Alexandria Center® for Life Science – Waltham/Route 128	100%	512,996	596,064	—	515,000	1,111,064
40, 50, and 60 Sylvan Road, and 35 Gatehouse Drive
Megacampus: Alexandria Center® at Kendall Square/Cambridge	100%	204,128	—	—	174,500	174,500
100 Edwin H. Land Boulevard
Megacampus: Alexandria Technology Square®/Cambridge	100%	7,907	—	—	100,000	100,000
Megacampus: 285, 299, 307, and 345 Dorchester Avenue/Seaport Innovation District	60.0%	288,527	—	—	1,040,000	1,040,000
10 Necco Street/Seaport Innovation District	100%	105,106	—	—	175,000	175,000
215 Presidential Way/Route 128	100%	6,816	—	—	112,000	112,000
Other development and redevelopment projects	(4)	405,145	453,869	—	1,365,496	1,819,365
		$2,884,825	2,233,860	25,312	4,418,153	6,677,325
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 75.0% interest in 99 Coolidge Avenue aggregating 204,395 RSF and a 100% interest in 446, 458, 500, and 550 Arsenal Street aggregating 902,000 RSF.
(3)We have a 100% interest in 401 Park Drive aggregating 137,675 RSF and a 99.8% interest in 421 Park Drive aggregating 392,011 RSF.
(4)Includes a property in which we own a partial interest through a real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
						Future Opportunities Subject to Market Conditions and Leasing
				Under Construction		Priority Anticipated	Future	Total(1)
San Francisco Bay Area
Megacampus: Alexandria Center® for Science and Technology – Mission Bay/ Mission Bay	25.1%	$121,957	(2)	109,435	(2)	—	—	109,435
1450 Owens Street
Alexandria Center® for Life Science – Millbrae/South San Francisco	48.2%	568,776		285,346		198,188	150,213	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Megacampus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	285,334		259,689		—	291,000	550,689
651 Gateway Boulevard
Megacampus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	72,839		107,250		—	90,000	197,250
211(3) and 269 East Grand Avenue
Megacampus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	406,586		—		—	1,930,000	1,930,000
1122, 1150, and 1178 El Camino Real
Megacampus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	455,849		—		—	1,497,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3825 and 3875 Fabian Way/Greater Stanford	100%	156,602		—		—	478,000	478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	37,264		—		—	240,000	240,000
Megacampus: 88 Bluxome Street/SoMa	100%	397,952		—		—	1,070,925	1,070,925
Other development and redevelopment projects	100%	—		—		—	56,924	56,924
		$2,503,159		761,720		198,188	5,804,892	6,764,800
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)In 4Q24, we executed a letter of intent with a biomedical institution for the sale of a condominium interest aggregating 103,361 RSF, or approximately 49% of the development project, with the transaction expected to close in 2025.
Accordingly, we adjusted the development project RSF and its related book value to reflect 109,435 RSF, with our ownership share expected to be 25% at completion of the project.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	43

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
				Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Priority Anticipated	Future	Total(1)
San Diego
Megacampus: One Alexandria Square/Torrey Pines	100%	$382,913	241,504	—	125,280	366,784
10935 and 10945 Alexandria Way and 10975 and 10995 Torreyana Road
Megacampus: Campus Point by Alexandria/University Town Center	55.0%	492,221	426,927	333,414	634,043	1,394,384
10010(2), 10140(2), 10210, and 10260 Campus Point Drive and 4135, 4161, 4165, and 4224 Campus Point Court
Megacampus: SD Tech by Alexandria/Sorrento Mesa	50.0%	346,929	253,079	250,000	243,845	746,924
9805 Scranton Road and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	153,104	—	153,000	62,000	215,000
Megacampus: 5200 Illumina Way/University Town Center	51.0%	17,443	—	—	451,832	451,832
9625 Towne Centre Drive/University Town Center	30.0%	837	—	—	100,000	100,000
Megacampus: Sequence District by Alexandria/Sorrento Mesa	100%	46,323	—	—	1,798,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	42,417	—	—	154,308	154,308
10256 and 10260 Meanley Drive
4075 Sorrento Valley Boulevard/Sorrento Valley	100%	19,130	—	—	144,000	144,000
Other development and redevelopment projects	(3)	76,843	—	—	475,000	475,000
		$1,578,160	921,510	736,414	4,189,223	5,847,147
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in this property.
(3)Includes a property in which we own a partial interest through a real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	44

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
				Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Priority Anticipated	Future	Total(1)
Seattle
Megacampus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	$516,743	227,577	869,000	188,400	1,284,977
601 and 701 Dexter Avenue North and 800 Mercer Street
1010 4th Avenue South/SoDo	100%	59,996	—	—	544,825	544,825
410 West Harrison Street/Elliott Bay	100%	—	—	—	91,000	91,000
Megacampus: Alexandria Center® for Advanced Technologies – Canyon Park/ Bothell	100%	18,066	—	—	230,000	230,000
21660 20th Avenue Southeast
Other development and redevelopment projects	100%	144,644	—	—	706,087	706,087
		739,449	227,577	869,000	1,760,312	2,856,889
Maryland
Megacampus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	22,593	—	—	296,000	296,000
9830 Darnestown Road
		22,593	—	—	296,000	296,000
Research Triangle
Megacampus: Alexandria Center® for Advanced Technologies and AgTech – Research Triangle/Research Triangle	100%	106,906	—	180,000	990,000	1,170,000
4 and 12 Davis Drive
Megacampus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	158,277	—	—	2,060,000	2,060,000
Megacampus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	109,368	—	—	1,055,000	1,055,000
3029 East Cornwallis Road
Megacampus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	53,941	—	—	750,000	750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
100 Capitola Drive/Research Triangle	100%	—	—	—	65,965	65,965
Other development and redevelopment projects	100%	4,185	—	—	76,262	76,262
		$432,677	—	180,000	4,997,227	5,177,227
Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 415,977 RSF and a 60% interest in the priority anticipated development project at 800 Mercer Street aggregating 869,000 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	45

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2024
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
					Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Priority Anticipated	Future		Total(1)
New York City
Megacampus: Alexandria Center® for Life Science – New York City/New York City	100%	$168,423		—	—	550,000	(2)	550,000
		168,423		—	—	550,000		550,000
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/Greater Houston	100%	49,118		73,298	—	116,405		189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	10,533		—	126,034	123,976		250,010
Other development and redevelopment projects	100%	56,798		—	—	344,000		344,000
		116,449		73,298	126,034	584,381		783,713

Canada	100%	51,596		139,311	—	371,743		511,054
Other development and redevelopment projects	100%	121,396		—	—	724,349		724,349
Total pipeline as of December 31, 2024, excluding properties held for sale		8,618,727		4,357,276	2,134,948	23,696,280		30,188,504

Properties held for sale		237,739		—	—	2,390,856		2,390,856

Total pipeline as of December 31, 2024		$8,856,466	(3)	4,357,276	2,134,948	26,087,136		32,579,360

Refer to “Megacampus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 3,056,674 RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction subject to market conditions and leasing. Refer to “Investments in real estate”
under “Definitions and reconciliations” in the Supplemental Information for additional details, including development and redevelopment square feet currently included in rental properties.
(2)During the three months ended September 30, 2024, we filed a lawsuit against the New York City Health + Hospitals Corporation and the New York City Economic Development Corporation for fraud and breach of contract concerning our option to ground lease a land parcel to develop a future world-class life science building within the Alexandria Center® for Life Science – New York City Megacampus. Refer to our 2024 Form 10-K filed with the Securities and Exchange
Commission on January 27, 2025 for additional details.
(3)Includes $3.9 billion of projects that are currently under construction.

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Construction Spending and Capitalization of Interest
December 31, 2024
(Dollars in thousands)

Construction spending	Year Ended December 31, 2024	Projected Midpoint for the Year Ending December 31, 2025

Construction of Class A/A+ properties:
Active construction projects
Under construction(1)	$1,791,097	$1,220,000
Future pipeline pre-construction
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	426,948	500,000
Revenue- and non-revenue-enhancing capital expenditures	273,377	415,000	(2)
Construction spend (before contributions from noncontrolling interests or tenants)	2,491,422	2,135,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(343,797)	(230,000)	(3)
Tenant-funded and -built landlord improvements	(129,153)	(155,000)
Total construction spending	$2,018,472	$1,750,000
2025 guidance range for construction spending		$1,450,000 – $2,050,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction
Timing	Amount(3)
2025	$230,000
2026 through 2028	454,086
Total	$684,086

Average real estate basis used for capitalization of interest
	Average Real Estate Basis Capitalized During the Year Ended 2024		Percentage of Total Average Real Estate Basis Capitalized
Key Categories of Real Estate Basis Capitalized			2024	2025(4)
Construction of Class A/A+ properties:
Active construction projects
Under construction(1)	$2,924,369		36%	35%
Future pipeline pre-construction
Priority anticipated projects	508,108	(5)	6	50
Primarily Megacampus expansion pre-construction work (entitlement, design, and site work)	3,710,741	(5)	46
Smaller redevelopments and repositioning capital projects	981,589		12	15
	$8,124,807		100%	100%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes projects under construction aggregating 4.4 million RSF that are expected to generate $395 million in annual incremental net operating income primarily commencing from 1Q25 through 2Q28.
(2)Represents revenue-enhancing and non-revenue-enhancing capital expenditures before contributions from noncontrolling interests and tenant-funded and tenant-built landlord improvements for the year ending December 31, 2025. Our share of the 2025 revenue-enhancing and non-revenue-enhancing capital expenditures is projected to be $370 million at the midpoint of our guidance for 2025 construction.
(3)Represents contractual capital commitments from existing real estate joint venture partners to fund construction.
(4)Based upon the midpoint of our guidance range for 2025 capitalization of interest.
(5)Average real estate basis capitalized related to our future pipeline pre-construction activities includes 29% from four key active and future Megacampus development and redevelopment projects. Refer to the next page for additional details.

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Construction Spending and Capitalization of Interest (continued)
December 31, 2024

Key Active and Future Megacampus™ Development and Redevelopment Projects

ALEXANDRIA CENTER® FOR ADVANCED TECHNOLOGIES – TANFORAN | SOUTH SAN FRANCISCO
1.9M
FUTURE SF

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS | GREATER STANFORD
1.5M
FUTURE SF

CAMPUS POINT BY ALEXANDRIA | UNIVERSITY TOWN CENTER
1.4M
ACTIVE AND FUTURE SF

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SOUTH LAKE UNION | LAKE UNION
1.3M
ACTIVE AND FUTURE SF

Refer to “Megacampus™” under “Definitions and reconciliations” in the Supplemental Information for additional details.
Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property subject to market conditions and leasing.

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Joint Venture Financial Information
December 31, 2024

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		116,414	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
285, 299, 307, and 345 Dorchester Avenue	Greater Boston	Seaport Innovation District	40.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		996,181
1450 Owens Street	San Francisco Bay Area	Mission Bay	74.9%	(4)	—	(2)
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		851,991
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	51.8%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(5)	San Diego	University Town Center	45.0%		1,496,181
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		798,860
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East	Seattle	Lake Union	70.0%		206,134
199 East Blaine Street	Seattle	Lake Union	70.0%		115,084
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,679
101 West Dickman Street	Maryland	Beltsville	58.4%	(9)	135,949
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)In addition to the consolidated real estate joint ventures listed, various joint venture partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our development and redevelopment pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental Information for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes equity to fund the construction of the project over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(6)Includes 9605, 9645, 9675, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one insignificant unconsolidated real estate joint venture in North America.
(9)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
December 31, 2024
(In thousands)

	As of December 31, 2024
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$4,240,036	$109,756
Cash, cash equivalents, and restricted cash	163,799	3,218
Other assets	416,997	10,019
Secured notes payable	(37,330)	(77,345)
Other liabilities	(274,083)	(5,775)
Redeemable noncontrolling interests	(19,972)	—
	$4,489,447	$39,873

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2024		December 31, 2024
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total revenues	$112,690	$448,476	$6,282	$15,754
Rental operations	(35,776)	(132,785)	(994)	(3,978)
	76,914	315,691	5,288	11,776
General and administrative	(644)	(2,912)	(79)	(159)
Interest	(361)	(1,114)	(841)	(3,648)
Depreciation and amortization of real estate assets	(34,986)	(129,711)	(1,061)	(4,238)
Gain on sales of real estate	5,025	5,025	3,328	3,328
Fixed returns allocated to redeemable noncontrolling interests(1)	202	805	—	—
	$46,150	$187,784	$6,635	$7,059

Straight-line rent and below-market lease revenue	$(2,821)	$12,767	$159	$902
Funds from operations(2)	$76,111	$312,470	$4,368	$7,969

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

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Investments
December 31, 2024
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments. Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	December 31, 2024				Year Ended December 31, 2023
	Three Months Ended		Year Ended
Realized gains	$11,788	(1)	$59,124	(1)	$6,078	(2)
Unrealized losses	(79,776)	(3)	(112,246)	(4)	(201,475)	(5)
Investment loss	$(67,988)		$(53,122)		$(195,397)

	December 31, 2024					December 31, 2023
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$188,653		$24,262	$(107,248)	$105,667	$159,566
Entities that report NAV	518,074		126,077	(34,285)	609,866	671,532
Entities that do not report NAV:
Entities with observable price changes	99,932		77,761	(2,956)	174,737	174,268
Entities without observable price changes	400,487		—	—	400,487	368,654
Investments accounted for under the equity method	N/A		N/A	N/A	186,228	75,498
December 31, 2024	$1,207,146	(6)	$228,100	$(144,489)	$1,476,985	$1,449,518

December 31, 2023	$1,177,072		$320,445	$(123,497)	$1,449,518

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

14%
Public
26%
Tenant
86%
Private
74%
Non-Tenant
(1)Consists of realized gains of $32.1 million and $117.2 million, partially offset by impairment charges of $20.3 million and $58.1 million during the three months and year ended December 31, 2024, respectively.
(2)Consists of realized gains of $80.6 million, offset by impairment charges of $74.6 million during the year ended December 31, 2023.
(3)Consists of unrealized losses of $43.6 million primarily resulting from the decrease in fair values of our investments in publicly traded entities and $36.2 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the three months ended December 31, 2024.
(4)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the year ended December 31, 2024.
(5)Consists of unrealized losses of $111.6 million primarily resulting from the decrease in the fair value of our investments in privately held entities that report NAV and $89.9 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the year ended December 31, 2023.
(6)Represents 2.8% of gross assets as of December 31, 2024. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

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Key Credit Metrics
December 31, 2024

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.7B

$5,000
$5,000
$5,000
SIGNIFICANT AVAILABILITY
$100
No outstanding balance
<$200
MINIMAL OUTSTANDING
12/31/23
12/31/24
12/31/25 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$5,000
Cash, cash equivalents, and restricted cash	560
Availability under our secured construction loan	46
Investments in publicly traded companies	106
Liquidity as of December 31, 2024	$5,712

Net Debt and Preferred Stock to Adjusted EBITDA(1)		Fixed-Charge Coverage Ratio(1)

4.0x to 4.5x

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Quarter annualized.

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Summary of Debt
December 31, 2024
(In millions)

Weighted-Average Remaining Term of 12.7 Years

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Summary of Debt (continued)
December 31, 2024
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$587	$149,322	$149,909	1.2%	7.51%	1.9
Unsecured senior notes payable	12,094,465	—	12,094,465	98.8	3.81	12.8
Unsecured senior line of credit(2) and commercial paper program(3)	—	—	—	—	N/A	5.1	(4)
Total/weighted average	$12,095,052	$149,322	$12,244,374	100.0%	3.86%	12.7	(4)
Percentage of total debt	98.8%	1.2%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of December 31, 2024, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.855%. As of December 31, 2024, we had no commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 12.7 years. The commercial paper notes sold during the year ended December 31, 2024 were issued at a weighted-average yield to maturity of 5.30% and had a weighted-
average maturity term of 18 days.

	Average Debt Outstanding		Weighted-Average Interest Rate
	December 31, 2024		December 31, 2024
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Long-term fixed-rate debt	$12,172,262	$12,049,708	3.79%	3.77%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	1,160,969	643,545	4.90	5.40
Blended-average interest rate	13,333,231	12,693,253	3.89	3.85
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.13	0.12
Total/weighted average	$13,333,231	$12,693,253	4.02%	3.97%

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Summary of Debt (continued)
December 31, 2024
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	December 31, 2024	Requirement	December 31, 2024

Total Debt to Total Assets	≤ 60%	29%	≤ 60.0%	29.5%
Secured Debt to Total Assets	≤ 40%	0.4%	≤ 45.0%	0.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	11.0x	≥ 1.50x	3.91x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	330%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	10.38x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1655 and 1725 Third Street(3)	3/10/25	4.50%		4.57%	$600,000	$599,930	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(4)	6.36%	26,750	18,884	58.4%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(4)	6.42%	13,000	8,637	73.2%
					$639,750	$627,451

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of December 31, 2024.
(3)The unconsolidated real estate joint venture is in the process of refinancing approximately $500 million of this debt with a new secured note payable, which is expected to close in 1Q25. The remaining debt balance of approximately $100 million will be repaid through contributions from the unconsolidated joint venture partners. We expect to contribute our share of approximately $10 million in 1Q25. As of December 31, 2024, our investment in this unconsolidated real estate joint venture was $10.6 million.
(4)This loan is subject to a fixed SOFR floor of 0.75%.

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Summary of Debt (continued)
December 31, 2024
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2025	2026	2027	2028	2029	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	7.52%		11/19/26		$—	$149,594	$—	$—	$—	$—	$149,594	$(272)	$149,322
San Francisco Bay Area	6.50%	6.50		7/1/36		34	36	38	41	44	394	587	—	587
Secured debt weighted-average interest rate/ subtotal		7.51				34	149,630	38	41	44	394	150,181	(272)	149,909

Unsecured senior line of credit and commercial paper program(4)	(4)	N/A	(4)	1/22/30	(4)	—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	3.45%	3.62		4/30/25		600,000	—	—	—	—	—	600,000	(296)	599,704
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	300,000	—	—	—	—	300,000	(532)	299,468
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	350,000	—	—	—	—	350,000	(653)	349,347
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	350,000	—	—	—	350,000	(1,067)	348,933
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	425,000	—	—	425,000	(1,312)	423,688
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	300,000	—	300,000	(1,027)	298,973
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	400,000	—	400,000	(2,064)	397,936
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000	450,000	(2,057)	447,943
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000	700,000	(4,730)	695,270
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(4,348)	745,652
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(6,967)	893,033
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(7,109)	992,891
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(7,236)	792,764
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(4,958)	495,042
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(4,109)	395,891
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,872)	297,128
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	9,985	709,985
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(11,227)	838,773
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(13,673)	986,327
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,592)	492,408
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,691)	593,309
Unsecured debt weighted-average interest rate/ subtotal		3.81				600,000	650,000	350,000	425,000	700,000	9,450,000	12,175,000	(80,535)	12,094,465
Weighted-average interest rate/total		3.86%				$600,034	$799,630	$350,038	$425,041	$700,044	$9,450,394	$12,325,181	$(80,807)	$12,244,374

Balloon payments						$600,000	$799,594	$350,000	$425,000	$700,000	$9,450,068	$12,324,662	$—	$12,324,662
Principal amortization						34	36	38	41	44	326	519	(80,807)	(80,288)
Total debt						$600,034	$799,630	$350,038	$425,041	$700,044	$9,450,394	$12,325,181	$(80,807)	$12,244,374
Fixed-rate debt						$600,034	$650,036	$350,038	$425,041	$700,044	$9,450,394	$12,175,587	$(80,535)	$12,095,052
Variable-rate debt						—	149,594	—	—	—	—	149,594	(272)	149,322
Total debt						$600,034	$799,630	$350,038	$425,041	$700,044	$9,450,394	$12,325,181	$(80,807)	$12,244,374
Weighted-average stated rate on maturing debt						3.45%	3.78%	3.95%	3.95%	3.50%	3.69%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, of which we own a 75.0% interest. As of December 31, 2024, this joint venture has $45.7 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones. During 4Q24, we extended the maturity date of the secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue to November 19, 2025. We have a one-year option to extend the maturity date to November 19, 2026, subject to certain conditions.
(4)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of debt” for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	56

Definitions and Reconciliations
December 31, 2024

This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Net (loss) income	$(16,095)	$213,603	$94,049	$219,176	$(42,658)
Interest expense	55,659	43,550	45,789	40,840	31,967
Income taxes	1,855	1,877	1,182	1,764	1,322
Depreciation and amortization	330,108	293,998	290,720	287,554	285,246
Stock compensation expense	12,477	15,525	14,507	17,125	34,592
Gain on sales of real estate	(101,806)	(27,114)	—	(392)	(62,227)
Unrealized losses (gains) on non-real estate investments	79,776	(2,610)	64,238	(29,158)	(19,479)
Impairment of real estate	186,564	5,741	30,763	—	271,890
Impairment of non-real estate investments	20,266	10,338	12,788	14,698	23,094
Provision for expected credit losses on financial instruments	(434)	—	—	—	—
Adjusted EBITDA	$568,370	$554,908	$554,036	$551,607	$523,747

Total revenues	$788,945	$791,607	$766,734	$769,108	$757,216

Adjusted EBITDA margin	72%	70%	72%	72%	69%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, provision for expected credit losses on financial instruments, and significant termination fees. Adjusted
EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, provision for expected credit losses on financial instruments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairment of real estate, impairment of non-real estate investments, and provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

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Definitions and Reconciliations (continued)
December 31, 2024

Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, including the amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of
100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2024, approximately 92% of our leases
(on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. These properties are typically well-located, professionally managed, and well-maintained, offering a wide range of amenities and featuring premium construction materials and finishes. Class A/A+ properties are generally newer or have undergone substantial redevelopment and are generally expected to command higher annual rental rates compared to other classes of similar properties. AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. It is important to note that our definition of property classification may not be directly comparable to other equity REITs.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, as well as property enhancements identified during the underwriting of certain acquired properties. These efforts are primarily concentrated in collaborative Megacampus™ ecosystems within AAA life science innovation clusters, as well as other strategic locations that support innovation and growth. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each development or redevelopment project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-
quality Class A/A+ properties.
Priority anticipated projects are those most likely to commence future ground-up development or first-time conversion from non-laboratory space to laboratory space prior to our other future projects, pending market conditions and leasing negotiations.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

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Definitions and Reconciliations (continued)
December 31, 2024

Development, redevelopment, and pre-construction (continued)
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.
Dividend yield
Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Adjusted EBITDA	$568,370	$554,908	$554,036	$551,607	$523,747

Interest expense	$55,659	$43,550	$45,789	$40,840	$31,967
Capitalized interest	81,586	86,496	81,039	81,840	89,115
Amortization of loan fees	(4,620)	(4,222)	(4,146)	(4,142)	(4,059)
Amortization of debt discounts	(333)	(330)	(328)	(318)	(309)
Cash interest and fixed charges	$132,292	$125,494	$122,354	$118,220	$116,714

Fixed-charge coverage ratio:
– quarter annualized	4.3x	4.4x	4.5x	4.7x	4.5x
– trailing 12 months	4.5x	4.5x	4.6x	4.7x	4.7x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, impairment of non-real estate investments, and provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairment of real estate primarily consisting of pre-acquisition costs incurred in connection with acquisitions we decided to no longer pursue, gains or losses on early extinguishment of debt, provision for expected credit losses on financial instruments, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

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Definitions and Reconciliations (continued)
December 31, 2024

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)
The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2024		December 31, 2024
(In thousands)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Net income	$46,150	$187,784	$6,635	$7,059
Depreciation and amortization of real estate assets	34,986	129,711	1,061	4,238
Gain on sales of real estate	(5,025)	(5,025)	(3,328)	(3,328)
Funds from operations	$76,111	$312,470	$4,368	$7,969
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Total assets	$37,527,449	$38,488,128	$37,847,865	$37,699,046	$36,771,402
Accumulated depreciation	5,625,179	5,624,642	5,457,414	5,216,857	4,985,019
Gross assets	$43,152,628	$44,112,770	$43,305,279	$42,915,903	$41,756,421

Incremental annual net operating income on development and redevelopment projects
Incremental annual net operating income represents the amount of net operating income, on an annual basis, expected to be realized upon a project being placed into service and achieving full occupancy. Incremental annual net operating income is calculated as the initial stabilized yield multiplied by the project’s total cost at completion.
Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. For this calculation, we exclude any tenant-
funded and tenant-built landlord improvements from our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our development and redevelopment projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis, and any amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.
Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2024, as reported by Bloomberg Professional
Services. Credit ratings from Moody’s Ratings and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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Definitions and Reconciliations (continued)
December 31, 2024

Investments in real estate
The following table reconciles our investments in real estate as of December 31, 2024:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$37,735,218
Less: accumulated depreciation	(5,625,179)
Investments in real estate	$32,110,039
The following table presents our new Class A/A+ development and redevelopment pipeline, excluding properties held for sale, as a percentage of gross assets and as a percentage of annual rental revenue as of December 31, 2024:

		Percentage of
(Dollars in thousands)	Book Value	Gross Assets	Annual Rental Revenue
Under construction projects	$3,893,557	9%	—%
Income-producing/potential cash flows/covered land play(1)	2,965,853	7	1
Land	1,759,317	4	—
	$8,618,727	20%	1%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Space Intentionally Blank
The square footage presented in the table below is classified as operating as of December 31,
2024. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-
time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2025	2026	Thereafter(1)	Total
Priority anticipated projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	25,312	—	—	25,312
10210 Campus Point Drive/University Town Center	Dev	9,558	—	52,620	62,178
1020 Red River Street/Austin	Redev	126,034	—	—	126,034
		160,904	—	52,620	213,524
Future projects:
446, 458, 500, and 550 Arsenal Street/Cambridge/ Inner Suburbs	Dev	—	—	375,898	375,898
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
2100, 2200, and 2400 Geng Road/Greater Stanford	Dev	—	—	78,501	78,501
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
Campus Point by Alexandria/University Town Center	Dev	269,048	—	101,966	371,014
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	686,290	686,290
410 West Harrison Street/Elliott Bay	Dev	—	—	17,205	17,205
Other/Seattle	Dev	—	—	75,663	75,663
100 Capitola Drive/Research Triangle	Dev	—	—	34,527	34,527
1001 Trinity Street/Austin	Dev	72,938	—	—	72,938
Canada	Redev	—	—	247,743	247,743
		341,986	—	2,501,164	2,843,150
		502,890	—	2,553,784	3,056,674

(1)Includes vacant square footage as of December 31, 2024.

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Definitions and Reconciliations (continued)
December 31, 2024

Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Space Intentionally Blank
Key items included in net income attributable to Alexandria’s common stockholders
We present a tabular comparison of items, whether gain or loss, that may facilitate a high-
level understanding of our results and provide context for the disclosures included in this Supplemental
Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form
10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions.
Impairments of non-real estate investments and provision for expected credit losses on financial instruments are not related to the operating performance of our real estate as they represent the write-
down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.
Megacampus™
A Megacampus ecosystem is a cluster campus that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and development and redevelopment pipeline RSF as of December 31, 2024:

(Dollars in thousands)	Annual Rental Revenue	Development and Redevelopment Pipeline RSF
Megacampus	$1,605,730	20,130,433
Core and non-core	487,258	9,392,253
Total	$2,092,988	29,522,686

Megacampus as a percentage of annual rental revenue and of total development and redevelopment pipeline RSF	77%	68%
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	62

Definitions and Reconciliations (continued)
December 31, 2024

Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of
Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Secured notes payable	$149,909	$145,000	$134,942	$130,050	$119,662
Unsecured senior notes payable	12,094,465	12,092,012	12,089,561	12,087,113	11,096,028
Unsecured senior line of credit and commercial paper	—	454,589	199,552	—	99,952
Unamortized deferred financing costs	77,649	79,610	81,942	84,198	76,329
Cash and cash equivalents	(552,146)	(562,606)	(561,021)	(722,176)	(618,190)
Restricted cash	(7,701)	(17,031)	(4,832)	(9,519)	(42,581)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$11,762,176	$12,191,574	$11,940,144	$11,569,666	$10,731,200

Adjusted EBITDA:
– quarter annualized	$2,273,480	$2,219,632	$2,216,144	$2,206,428	$2,094,988
– trailing 12 months	$2,228,921	$2,184,298	$2,122,250	$2,064,904	$1,997,518

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.2x	5.5x	5.4x	5.2x	5.1x
– trailing 12 months	5.3x	5.6x	5.6x	5.6x	5.4x

We are not able to forecast the net income of future periods without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, impairment of non-real estate investments, and provision for expected credit losses on financial instruments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/24	12/31/23	12/31/24	12/31/23
Net (loss) income	$(16,095)	$(42,658)	$510,733	$280,994

Equity in earnings of unconsolidated real estate joint ventures	(6,635)	(363)	(7,059)	(980)
General and administrative expenses	32,730	59,289	168,359	199,354
Interest expense	55,659	31,967	185,838	74,204
Depreciation and amortization	330,108	285,246	1,202,380	1,093,473
Impairment of real estate	186,564	271,890	223,068	461,114
Gain on sales of real estate	(101,806)	(62,227)	(129,312)	(277,037)
Investment loss (income)	67,988	(8,654)	53,122	195,397
Net operating income	548,513	534,490	2,207,129	2,026,519
Straight-line rent revenue	(17,653)	(41,586)	(143,329)	(133,917)
Amortization of deferred revenue related to tenant-funded and -built landlord improvements	(1,214)	—	(1,543)	—
Amortization of acquired below-market leases	(15,512)	(23,684)	(85,679)	(93,331)
Provision for expected credit losses on financial instruments	(434)	—	(434)	—
Net operating income (cash basis)	$513,700	$469,220	$1,976,144	$1,799,271

Net operating income (cash basis) – annualized	$2,054,800	$1,876,880	$1,976,144	$1,799,271

Net operating income (from above)	$548,513	$534,490	$2,207,129	$2,026,519
Total revenues	$788,945	$757,216	$3,116,394	$2,885,699
Operating margin	70%	71%	71%	70%

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Definitions and Reconciliations (continued)
December 31, 2024

Net operating income, net operating income (cash basis), and operating margin (continued)
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent, amortization of acquired above- and below-market lease revenue, amortization of deferred revenue related to tenant-funded and tenant-built landlord improvements, and provision for expected credit losses on financial instruments adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases and tenant-funded and tenant-built landlord improvements.
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt and provision for expected credit losses on financial instruments, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases;
contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and
property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100%, excluding RSF at properties classified as held for sale, for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.
Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2024

Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the year ended December 31, 2024:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2023	Properties
99 Coolidge Avenue	1	20400 Century Boulevard	1
500 North Beacon Street and 4 Kingsbury Avenue	2	140 First Street	1
		2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3
1450 Owens Street	1
230 Harriet Tubman Way	1	9601 and 9603 Medical Center Drive	2
10935, 10945, and 10955 Alexandria Way	3	840 Winter Street	1
		Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6
10075 Barnes Canyon Road	1
421 Park Drive	1		14
4135 Campus Point Court	1	Acquisitions after January 1, 2023	Properties
701 Dexter Avenue North	1	Other	6
	12		6
Development – placed into		Unconsolidated real estate JVs	4
service after January 1, 2023	Properties	Properties held for sale	10
751 Gateway Boulevard	1	Total properties excluded from same properties	70
15 Necco Street	1
325 Binney Street	1	Same properties	321
9810 Darnestown Road	1	Total properties in North America as of December 31, 2024	391
9820 Darnestown Road	1
1150 Eastlake Avenue East	1
4155 Campus Point Court	1
201 Brookline Avenue	1
9808 Medical Center Drive	1
	9
Redevelopment – under construction	Properties
40, 50, and 60 Sylvan Road	3
269 East Grand Avenue	1
651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
311 Arsenal Street	1
One Hampshire Street	1
Canada	4
Other	2
	15
Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Year Ended
(In thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Income from rentals	$763,249	$775,744	$755,162	$755,551	$742,637	$3,049,706	$2,842,456
Rental revenues	(566,535)	(579,569)	(576,835)	(581,400)	(561,428)	(2,304,339)	(2,143,971)
Tenant recoveries	$196,714	$196,175	$178,327	$174,151	$181,209	$745,367	$698,485

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2025	65

Definitions and Reconciliations (continued)
December 31, 2024

Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Unencumbered net operating income	$547,921	$553,589	$544,268	$546,830	$533,382
Encumbered net operating income	592	4,753	5,212	3,964	1,108
Total net operating income	$548,513	$558,342	$549,480	$550,794	$534,490
Unencumbered net operating income as a percentage of total net operating income	99.9%	99.1%	99.1%	99.3%	99.8%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our development and redevelopment projects, and for general working capital purposes. While the Forward Agreements are outstanding, we are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method. Under this method, we also include the dilutive effect of unvested restricted stock awards (“RSAs”) with forfeitable rights to dividends in the calculation of diluted shares.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with unvested RSAs with nonforfeitable rights to dividends used in calculating amounts allocable to these awards pursuant to the two-class method for each of the respective periods presented below.

	Three Months Ended					Year Ended
(In thousands)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Basic shares for earnings per share	172,262	172,058	172,013	171,949	171,096	172,071	170,909
Unvested RSAs with forfeitable rights to dividends	—	—	—	—	—	—	—
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for earnings per share	172,262	172,058	172,013	171,949	171,096	172,071	170,909

Basic shares for funds from operations per share and funds from operations per share, as adjusted	172,262	172,058	172,013	171,949	171,096	172,071	170,909
Unvested RSAs with forfeitable rights to dividends	—	—	—	—	—	—	—
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	172,262	172,058	172,013	171,949	171,096	172,071	170,909

Weighted-average unvested RSAs with nonforfeitable rights to dividends used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	2,417	2,838	2,878	2,987	2,734	2,779	2,325